Registration No. ____

EXPLANATORY NOTE

On December 29, 2023, we filed Post-Qualification Amendment Number 1 of Growth Stalk Holdings Corp. (the “Company”, “we”, “our”, and “us”) This Post-Qualification Amendment No. 2 (Post-Qualification) amends the December 29, 2023 Post-Qualification offering statement and is being filed for the purpose of amending and updating our disclosure in response to the January 26, 2024 SEC Comment Letter, including providing our updated audited financial statements for the Company’s fiscal years ending December 31, 2022 and 2023.

PART II – POST QUALIFICATION OFFERING CIRCULAR - FORM 1-A: TIER II

An Offering statement relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Post Qualification Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering statement in which such Final Offering Circular was filed may be obtained.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST QUALIFICATION

FORM 1-A

Amendment Number 2

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

GROWTH STALK HOLDINGS CORP

(Exact name of issuer as specified in its charter)

OKLAHOMA

(State or other jurisdiction of incorporation or organization)

11991 N HIGHWAY 99

SEMINOLE, OK 74868

(405) 456-0207

Website: www.growthstalk.com

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

24,310,000 Common Stock Shares

$0.20 Per Common Stock Share

Minimum Investment: $100

Maximum Offering: $4,862,000

See the Offering Circular Summary beginning at Page 2 for further details

None of the Securities Offered are being Sold by Present Security Holders

This Offering will commence upon Qualification of this Offering by the Securities and Exchange Commission and will terminate 1 year from the date of Qualification by the Securities and Exchange Commission, unless extended or terminated earlier by the Issuer

Joseph Babiak

Chief Executive Officer

11991 N Highway 99

Seminole, OK 74868

(405) 456-0207

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies To:

Frederick M. Lehrer, P. A.

flehrer@securitiesattorney1.com

(561) 706-7646

100	87-3145742
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

GROWTH STALK HOLDINGS CORP

PRELIMINARY OFFERING CIRCULAR

Dated June 12, 2024

Subject to Completion

$0.20 per Common Stock Share the Company is Offering to the Public

By this Offering Circular, Growth Stalk Holdings Corp, an Oklahoma corporation (the “Company”, “we”, “us”, or “our”), is offering for sale a maximum of 24,310,000 shares of its common stock (the “Offered Shares”) to the public, at a fixed price of $0.20 per Common Stock Share until our Common Stock is quoted on OTC Markets at which time the shares may be sold at prevailing market prices or private negotiated prices, pursuant to Tier II of Regulation A of the Securities Act of 1933, as amended.

A minimum purchase of $100 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $250. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no proceeds or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. Please see the “Risk Factors” section, beginning on page 5, for a discussion of the risks associated with a purchase of the Offered Shares.

The Offering will commence within 3 calendar days of this Post-Effective Amendment being qualified. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	24,310,000	$0.20		$4,862,000

(1)	We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

Our common stock symbol, “GSTK” has been approved but as not yet been approved for quotation on the over the counter Pinks operated by OTC Markets.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

Our Chief Executive Officer (“CEO”), Joseph Babiak, owns 70.8% of our outstanding common stock shares and owns 1 single Series A Preferred Stock Share, which has voting rights equal to our outstanding Class A Common Stock shares on all matters submitted to the holders of common stock shares. This concentrated control by our CEO will limit or preclude the ability of other holders of Class A common stock shares to exercise corporate decisions, enabling our CEO to control the Company’s management and affairs (for further information regarding this concentrated control see the Summary beginning at page 2 and the risk factor on page 22 titled “The Preferred Shares voting rights of our Principal Stockholder will subject our shareholders to the risks of concentrated control over corporate matters to the exclusion of our shareholders.” 1,610,000 Series B Preferred Stock Shares have been issued and are outstanding, the shares of which have been issued to one person, David DiCiocco. Our Series B Preferred Stock Share is non-voting and entitles the holder to dividend rights (90% of the rents) and the lien to enforce liquidation preference up to $805,000, including but not limited to the right to retake the property located at 11991 N. Highway 99, Seminole, Oklahoma.

No sale may be made to you in this offering, if you do not satisfy the investor suitability standards described in this Offering Circular under “Plan of Distribution—State Law Exemption and Offerings to ‘Qualified Purchasers’” (page 26). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

In the event that the Company becomes a reporting company under the Exchange Act, the Company intends to take advantage of the provisions that relate to “Emerging Growth Companies” under the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). See the “Implications of Being an Emerging Growth Company” section of this Offering Circular for additional information.

A description of our securities and the rights attendant to each security is contained at pages 27-28 under the heading “Description of Securities” of the Offering Circular.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is June 12, 2024

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. Some of the statements under the “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” sections and elsewhere in this Offering Circular constitute forward-looking statements or forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable securities laws. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negatives of these terms, or other comparable terminology. To the extent that this Offering Circular contains forward-looking statements regarding the Company’s business, be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements.

Notwithstanding that you are entitled to rely upon the disclosure contained in this Offering Circular, you should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating the Company’s forward-looking statements. These factors include, among other things:

●	The Company’s history of operating losses;

●	The Company’s ability to raise capital and close future financings;

●	The Company’s reliance on third parties to provide raw materials and services;

●	The Company’s ability to obtain market acceptance of the Company’s products and services;

●	The Company’s ability to compete in a highly competitive and evolving industry; and

●	Adverse federal, provincial, state, and local government regulation and taxation.

Although the forward-looking statements in this Offering Circular are based on the Company’s beliefs, assumptions, and expectations, taking into account all information currently available to the Company, the Company cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in the Company’s forward-looking statements will be attained, or that deviations from them will not be material and adverse. The Company undertakes no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating the Company’s forward-looking statements. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act of 1934 expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms “we”, “us” and “our” refer and relate to Growth Stalk Holdings Corp., an Oklahoma corporation, including its subsidiaries.

Our Company

The Company was established on October 14, 2021 under the laws of Oklahoma. The Company was formed to be a holding company for cannabis and cannabis related businesses operating in the state of Oklahoma, including the construction of a cannabis cultivation and processing facility that is only approximately 35% completed. The Company’s business objective is to be a vertically integrated, single state cannabis operator in Oklahoma that cultivate, processes, and packages medical/adult use cannabis, for which we face the following limitations and challenges:

●	We are an early-stage company with a limited operating history of implementing our business strategy and gaining market acceptance.

●	Completion of our cannabis cultivation and processing facility will require at least approximately $960,000 of additional costs.

●	We may be unable to obtain financing when needed or at all to finance our costs associated with our cannabis complex.

●	We began our cultivation of cannabis in February 2024.We face significant cannabis cultivation challenges, including whether we are able to meet our schedule of harvesting of cannabis and successfully utilizing advanced agricultural techniques and sustainable practices as planned in the second quarter of 2024 to ensure a consistent supply of cannabis products for our customers.

The Company’s wholly owned subsidiary, Phenogene, LLC (“Phenogene”) was formed on March 3, 2020 under the laws of the state of Wyoming and qualified to do business in the state of Oklahoma on April 13th, 2021. Phenogene owns the cannabis cultivation and processing facility in Oklahoma (the “CCF”). The Company’s other wholly owned subsidiary, Growers Consulting & Supply, LLC, (“Growers”) was formed on July 10, 2019 under the laws of the state of Florida. Growers owns cultivation equipment for the growth and harvesting of cannabis. The Company also owns 25% of Southbound Sunshine, LLC (“Southbound”) which was formed on March 4, 2021 under the laws of Oklahoma. Southbound is a licensed cannabis grower and processor in Oklahoma.

Southbound leases the CCF from Phenogene and the cultivation equipment from Growers. Southbound plans to grow specialty strains of cannabis, which management believes that the Company can sell down-stream and directly to consumers at market prices higher than the spot market price for cannabis.

The Company is an early-stage company lacking sufficient operating history in the implementation of its business strategy and faces limitations and challenges in implementing its business strategies and gaining market acceptance. ADD DISCLOSURE IF APPLICABLE THAT NOT YET COMPLETED CONSTRUCTION OF CANNABIS COMPLEX OR STARTED CULTIVATION OR HARVESTING OF CANNABIS.

The Company’s business plan is to become a vertically integrated cannabis company owning or assisting in all aspects of the cannabis industry from sowing the seeds for cultivation to selling product to consumers, and centers around our corporate strategy that although the cannabis industry is consolidating around a few big national cannabis companies that appear to be squeezing out small and local businesses, our management believes that there is room in the industry for state or regional companies to carve out their own market share.

Offering Summary

Securities Offered	The Offered Shares. 24,310,000 shares of common stock, are being offered to the public by the Company

Offering Price Per Share	Twenty Cents ($0.20) per Offered Share.

Shares Outstanding Before Offering	23,083,367 shares of common stock issued and outstanding as of the date of this Offering Circular. (See “Security Ownership of Certain Beneficial Owners and Management”).

Shares Outstanding After Offering	47,393,367 shares of common stock issued and outstanding, assuming a maximum offering hereunder. (See “Security Ownership of Certain Beneficial Owners and Management”).

Minimum Number of Shares Offered	There is no minimum offering hereunder, which means we could accept one subscription for $100 of the Offered Shares and terminate this offering.

Disparate Voting Rights	Our single outstanding share of Series A Preferred Stock issued to our Chief Executive Officer possesses superior voting rights, which could preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The single outstanding share of Series A Preferred Stock has the voting rights of equal to the outstanding shares of our common stock on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Our Chief Executive Officer and President, Joseph Babiak, as the owner of the single outstanding share of the Series A Preferred Stock, will be able effectively to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors — Risks Related to a Purchase of the Offered Shares”).

Investor Suitability Standards	The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Market for our Common Stock	Our common stock has been approved for quotation on the Pink Markets

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information	Our principal executive offices are located at 11991 N HWY 99 Seminole, Oklahoma 74868; our telephone number is (405) 456-0207; our corporate email address is info@growthstalk.com

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these consolidated financial statements. The Company has incurred significant operating losses since its inception. As of December 31, , 2023, the Company had $___ of cash on hand, a working capital surplus of $___ and an accumulated deficit of $___. The Company expects to generate operating cash flows that will be sufficient to fund presently anticipated operations although there can be no assurance. This raises substantial doubt about the Company’s ability to continue as a going concern. The Company may attempt to raise capital in the near future through the sale of equity or debt financing; however, there can be assurances the Company will be successful in doing so. There can be no assurance that additional financing will be available to the Company on acceptable terms or at all. While the recreational use of cannabis is legal under the laws of certain states where the Company has and is working towards further discussing the acquisition of entities or investment in entities that directly produce or sell cannabis, the use and possession of cannabis is illegal under United States Federal Law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the “ACT”). Cannabis is currently included under Schedule 1 of the Act, making it illegal to cultivate, sell or otherwise possess in the United States pursuant to federal law.

Although management believes that the Company has access to capital resources through potential issuances of debt or equity securities, if the Company is unable to raise additional capital, it may be required to curtail operations and take additional measures to reduce costs, including reducing its workforce, eliminating outside consultants, and reducing legal fees to conserve its cash in amounts sufficient to sustain operations and meet its obligations. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

Continuing Reporting Requirements Under Regulation A

As a Tier 2 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We plan to make our common stock subject to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A will be deemed to be satisfied, as long as we comply with those Section 13(a) reporting requirements.

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward- looking statements.

In addition to the other information provided in this Offering Circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our Subordinate Voting Shares, which shares are registered herein. All material risks identified by the Company are discussed in this section.

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider the risks discussed in this section.

Risk Related to Going Concern

Our independent registered public accounting firm has issued a going concern opinion; there is substantial uncertainty that we will continue operations in which case you could lose your investment.

Our consolidated audited financial statements for the year ended December 31, 2023 have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these consolidated financial statements. The Company has incurred significant operating losses since its inception. As of and for the year ended December 31, 2023, the Company had a net loss $494,429 and an accumulated deficit of $1,025,975. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Historically, the Company has raised capital through related party loans, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its revenues support its operations.

The Company continues to raise capital through the sale of equity or debt financing; however, there can be assurances the Company will be successful in doing so. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

While the recreational use of cannabis is legal under the laws of certain States, where the Company has and is working towards further discussing the acquisition of entities or investment in entities that directly produce or sell cannabis, the use and possession of cannabis is illegal under United States Federal Law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the “ACT”). Cannabis is currently included under Schedule 1 of the Act, making it illegal to cultivate, sell or otherwise possess in the United States.

On January 4, 2018, the office of the Attorney General published a memo regarding cannabis enforcement that rescinds directives promulgated under former President Obama that eased federal enforcement. In a January 8, 2018 memo, Jefferson B. Sessions, then Attorney General of the United States, indicated enforcement decisions will be left up to the U.S. Attorney’s in their respective states clearly indicating that the burden is with “federal prosecutors deciding which cases to prosecute by weighing all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of federal prosecution, and the cumulative impact of particular crimes on the community.” Subsequently, in April 2018, former President Trump promised to support congressional efforts to protect states that have legalized the cultivation, sale and possession of cannabis; however, a bill has not yet been finalized in order to implement legislation that would, in effect, make clear the federal government cannot interfere with states that have voted to legalize cannabis. Further in December 2018, the U.S. Congress passed legislation, which the President signed on December 20, 2018, removing hemp from being included with Cannabis in Schedule I of the Act.

As reflected in our auditor’s opinion, these conditions raise substantial doubt as to the Company’s ability to continue as a going concern. Should the United States Federal Government choose to begin enforcement of the provisions under the “ACT”, the Company through its wholly owned subsidiaries could be prosecuted under the “ACT” and the Company may have to immediately cease operations and/or be liquidated upon its closing of the acquisition or investment in entities that engage directly in the production and or sale of cannabis.

Management believes that the Company has access to capital resources through potential issuances of debt or equity securities. However, if the Company is unable to raise additional capital, it may be required to curtail operations and take additional measures to reduce costs, including reducing its workforce, eliminating outside consultants, and reducing legal fees to conserve its cash in amounts sufficient to sustain operations and meet its obligations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Risks Related to the Cannabis Industry

Cannabis is illegal under federal law, and any change in the enforcement priorities of the federal government could render our current and planned future operations unprofitable or even prohibit such operations.

Cannabis is illegal under federal law. Although the Company’s cannabis-related activities are permitted by state law in the states where the Company engages in and intends to engage in business, these activities remain illegal under federal law. Cannabis remains a Schedule 1 controlled substance under the federal Controlled Substances Act (“CSA”), and the penalties for violating the CSA are very serious and, depending on the quantity of cannabis involved, may include criminal penalties of up to twenty (20) years in prison and/or a fine of up to $2 million. In addition, the federal government can seize and seek the civil forfeiture of the real or personal property used to facilitate the sale of cannabis as well as the money or other proceeds received in connection with such sale.

The United States Department of Justice has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but relied on state and local law enforcement to address marijuana activity. In the event the department of justice reverses stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to the Company and its revenue and profits.

The potential re-classification of cannabis in the United States could create additional regulatory burdens on our operations and negatively affect our results of operations.

If cannabis is re-categorized as a Schedule II or lower controlled substance, the ability to conduct research on the medical benefits of cannabis would most likely be improved; however, rescheduling cannabis may materially alter enforcement policies across many federal agencies, primarily the Food and Drug Administration (“FDA”). The FDA is responsible for ensuring public health and safety through regulation of food, drugs, supplements, cosmetics and other similar products, pursuant to its enforcement authority set forth in the United States Federal Food Drug and Cosmetic Act (the “FDCA”). The FDA’s responsibilities include regulating the ingredients, as well as the marketing and labelling, of drugs sold in interstate commerce. Because cannabis is federally illegal to produce and sell, and because it has no federally recognized medical uses, the FDA has historically deferred enforcement related to cannabis to the Drug Enforcement Administration (“DEA”); however, the FDA has enforced the FDCA with regard to hemp-derived products, especially cannabidiol (“CBD”), sold outside of state-regulated cannabis businesses. If cannabis were to be rescheduled to a federally controlled, yet legal, substance, the FDA would likely play a more active regulatory role. In the event that cannabis becomes subject to FDA regulation, the pharmaceutical industry may directly compete with state-regulated cannabis businesses for market share, and the pharmaceutical industry may urge the DEA, the FDA, and others to enforce the CSA and FDCA against businesses that comply with state but not federal law. The potential for multi-agency enforcement could threaten or have a materially adverse effect on existing cannabis businesses whose operations are compliant with applicable state laws, including the Company.

Inconsistencies between federal law and the laws of states that have legalized and/or decriminalized the production, processing, distribution, sale and use of cannabis for adult-use or medical purposes represent a substantial risk over which the Company has no control.

Ultimately, in the absence of an official policy statement from the Biden Administration, the position of the federal government on state-level legalization of adult-use and medical cannabis remains unclear. The U.S. Attorney General has the authority to instruct federal prosecutors to prosecute businesses and individuals engaged in the production, processing and sale of cannabis. However, on December 20, 2019, President Trump signed into law the “Consolidated Appropriations Act, 2020”, which provides that the Department of Justice may not use any funds made available under the Appropriations Act to prevent the implementation of medical marijuana laws by various states and territories. This provision is applicable only to medical marijuana laws, and not adult-use laws. This distinction, along with the absence of an official policy by the Biden Administration could result in the inability of the Company to conduct its business, as well as criminal and/or civil actions against the Company, its directors, officers, employees and investors, as well as other participants in the cannabis industry. Accordingly, these are substantial risks and there is no guaranty that the Company will be successful in operating without interference or prohibition by the federal government.

Failure for certain legislation to pass or implementation of certain legislation could adversely affect the Company’s potential future business plans.

The Company’s business model depends on the legalization of cannabis, for medical and/or adult use, at the state level. It is possible that legislation in certain states could fail to obtain the necessary votes and fail to pass. Such inability for the state to pass such legislation could materially impact the Company’s returns. If a state passes legislation to legalize cannabis for medical and/or adult use, the state may subsequently pass legislation to implement the law and potentially address any details not addressed in the legalizing statute or constitutional amendment itself. It is possible that such implementing legislation could be drafted in such a way as to make the Company’s operations more challenging and costly.

State cannabis laws could face the risk of federal preemption, which could negatively affect your investment.

It is possible that the federal government could pass legislation legalizing cannabis for medical and/or adult use in the future. Such federal legislation would pre-empt similar legislation, and/or similar legalization efforts, including existing state laws. The Company’s operations could be subject to new federal laws and regulations, which are currently unknown and could present risk to the financial returns of holdings.

The Company, its directors, officers, employees and investors, as well as other participants in the cannabis industry, face the risk of prosecution.

The Company, directly or through subsidiary or affiliated business entities, is in the cannabis market. Cannabis is classified federally as a Schedule I narcotic. While cannabis could be re-scheduled under the CSA, no such action has been taken as of the date of this Offering Circular. Accordingly, it is currently a felony to grow, cultivate, distribute, sell, or use cannabis. As a result, we may be deemed to be aiding and abetting illegal activities through our activities and the services that we provide. In addition, it is possible that investors of the Company could be subject to section 356 of the USA Patriot Act, which amended the Bank Secrecy Act to require broker-dealers to monitor for, and report, suspicious activity (also known as “SAR” reporting). As a result, we may be subject to actions by law enforcement authorities, which would materially and adversely affect our business.

Changing social mores and opinions on cannabis and trends may affect the success of the Company.

Consumer interest in cannabis related products may be affected by many factors outside of the Company’s control, including general economic conditions, changing social mores and opinions, popular opinion toward personal use and/or medical cannabis, consumer disposable income levels, consumer confidence levels, the availability, cost and level of consumer debt and consumer behaviors towards incurring and paying debt, the costs of basic necessities, and the effects of weather or natural disasters. Any decline in discretionary spending by consumers could negatively affect the cannabis industry operations and financial results. The Company’s success will depend upon its ability to anticipate and respond in a timely manner to changing trends, customer demands and demographics.

In addition, consumer acceptance of regulated cannabis products may vary significantly over time, and any stigma associated with cannabis use may increase or decrease. Because the Company’s operations will be dependent upon continued market acceptance by consumers, any negative trends will adversely affect the Company’s operations and financial results. The Company’s failure to anticipate, identify or react appropriately to changes in customer tastes, preferences, shopping and spending patterns and other lifestyle decisions could have a material adverse effect on holdings’ financial condition and results of operations. Because the Company’s business will be dependent upon continued market acceptance by consumers, any negative trends will adversely affect operations. Such conditions could have a material impact on the investment returns of the company.

Unfavorable publicity or consumer perception of cannabis products could adversely affect the success of the Company.

The Company will be highly dependent on consumer perception of the safety, quality and efficacy of cannabis in general. Consumer perception of cannabis-related products may be significantly influenced by scientific research or findings, regulatory investigations, litigation, national media attention, and other publicity including publicity regarding the legality, safety or quality of particular ingredients or products. From time to time, there may be unfavorable publicity, scientific research or findings, litigation, regulatory proceedings and other media attention regarding our industry. There can be no assurance that future publicity, scientific research or findings, litigation, regulatory proceedings, or media attention will be favorable to the cannabis market, or consistent with earlier publicity, scientific research or findings, litigation, regulatory proceedings or media attention. Adverse publicity, scientific research or findings, litigation, regulatory proceedings or media attention, whether or not accurate, could have a material adverse effect on our business and financial condition. In addition, adverse publicity, reports or other media attention regarding the safety, quality, or efficacy of the cannabis-related products or ingredients or associating the use of cannabis-related products or ingredients in general with illness or other adverse effects, whether or not scientifically supported or accurate, could have a material adverse effect on the company’s business and financial condition. The Company’s operations could be impacted by both genuine and fictitious claims regarding cannabis in general.

The passage of additional state legislation and/or constitutional amendments legalizing cannabis for medical and/or personal use could result in an even more competitive marketplace.

In the event of the passage of additional state legislation and/or constitutional amendments legalizing cannabis for medical and/or personal use, the Company could face competitive pressures, which could adversely impact its operational and financial success. It is possible that state or local governments, as applicable, could issue additional medical and/or adult-use licenses resulting in additional suppliers of cannabis in the states in which we operate. Further, notwithstanding the legal and regulated market for the growth, cultivation, distribution, and retail sale, there will likely continue to be unlicensed individuals and/or organizations involved in the sale of cannabis that choose to operate illegally and outside of the regulated operating environment.

State regulatory uncertainty could complicate the Company’s business plans.

The rulemaking process for cannabis operators at the state level in any state will be ongoing and result in frequent changes. As a result, a compliance program is essential to manage regulatory risk. All operating policies and procedures implemented in the operation will be compliance-based and derived from the state regulatory structure governing ancillary cannabis businesses and their relationships to state-licensed or permitted cannabis operators, if any. Notwithstanding the Company’s efforts, regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming. No assurance can be given that the Company will receive the requisite licenses, permits or cards to operate its businesses.

In addition, local laws and ordinances could restrict the Company’s business activity. Although legal under the laws of the states in which the Company’s business will operate, local governments have the ability to limit, restrict, and ban cannabis businesses from operating within their jurisdiction. Land use, zoning, local ordinances, and similar laws could be adopted or changed, and have a material adverse effect on the Company’s business.

The Company is aware that multiple states are considering special taxes or fees on businesses in the cannabis industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation. This could have a material adverse effect upon the Company’s business, results of operations, financial condition or prospects.

The cost of obtaining additional licenses could be expensive, which could negatively affect your investment in the Company.

Licenses may be required for the Company to operate in regulated cannabis markets in certain states. Increasingly, states and many cities and counties are imposing costly application and licensing fees. These fees may prevent the Company from being able to operate in desirable locations. In addition, the costs may prevent other small businesses from opening and may reduce the Company’s customer base in those states.

The operations of cannabis-based businesses may be affected by weather and other agricultural factors.

Cannabis crops and facilities may be susceptible to severe storms, including thunderstorms, tornadoes, extended periods of rain, ice storms and heavy snow. Inclement weather conditions as well as severe storms in the region could damage crops, facilities, suppliers or could have a significant impact on consumer behavior. Such businesses could also be impacted by regional occurrences such as energy shortages or increases in energy prices, fires or other natural disasters. To the extent broad environmental factors, triggered by climate change or otherwise, lead to localized physical effects, the Company’s performance could be adversely impacted.

The highly regulated nature of business/licensing could adversely affect the success of the Company.

The Company’s potential profitability is contingent upon obtaining and maintaining various federal, state and/or local permits and licenses to do business, including licenses to cultivate and dispense cannabis (collectively, the “licenses and approvals”). Should we fail to obtain such permits or licenses or granted permits or licenses are revoked by federal, state and/or local permits, our results of operations will be negatively impacted.

We currently have insurance coverage; however, because we operate within the cannabis industry, there are additional difficulties and complexities associated with such insurance coverage.

The Company and its subsidiaries currently have insurance coverage with respect to workers’ compensation, general liability, equipment, product and other similar policies customarily obtained for businesses to the extent commercially appropriate; however, because we are engaged in and operate within the cannabis industry, there are exclusions and additional difficulties and complexities associated with such insurance coverage that could cause us to suffer uninsured losses, which could adversely affect our business, financial condition and results of operations. There is no assurance that we will be able to fully utilize such insurance coverage, if necessary.

The cannabis industry may be adversely affected by changes in the general economic condition in the country.

The Company’s activities may be adversely affected from time to time by such matters as changes in general economic, industrial and international conditions, changes in local, state, and federal taxes, dynamic prices and production costs, utility rate changes, employment and human resources issues, leasing and real estate market, gasoline prices, other factors of a general nature that are beyond the Company’s control.

Laws and regulations affecting the medical cannabis industry are constantly changing, which could detrimentally affect our proposed operations.

Local, state and federal medical cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. In addition, it is possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

The cannabis industry faces strong opposition from the pharmaceutical and other industries.

It is believed by many that large well-funded businesses may have a strong economic opposition to the cannabis industry. For example, the pharmaceutical industry does not want to cede control of any product that could generate significant revenue. Medical marijuana will likely adversely impact the existing market for the current “marijuana pill” sold by mainstream pharmaceutical companies. Further, the medical marijuana industry could face a material threat from the pharmaceutical industry, should marijuana displace other drugs or encroach upon the pharmaceutical industry’s products. The pharmaceutical industry is well funded with a strong and experienced lobby that eclipses the funding of the medical marijuana movement. Any inroads the pharmaceutical industry could make in halting or impeding the marijuana industry could have a detrimental impact on our proposed business.

Persons or businesses that do business with the Company may have difficulty accessing the service of banks, which may make it difficult to conduct business.

Because cannabis is illegal under federal law, most banks do not accept for deposit funds from the legal cannabis industry and therefore do not do business with the entities involved in the cannabis industry. The inability of people that may do business with us to open accounts and otherwise use the services of banks may have a material adverse effect on our business operations since these entities will be required to pay us in cash or with money orders. In 2014, the U.S. government issued rules allowing banks to legally provide financial services to state-licensed cannabis businesses, but the guidance falls short of the explicit legal authorization that banking industry officials had pushed the government to provide and to date it is not clear what if any banks have relied on the guidance and taken on legal cannabis companies as clients. The aforementioned policy may be administration-dependent and a change in presidential administrations may cause a policy reversal and retraction of current policies, a result of which could be that legal cannabis businesses may not have access to the banking industry, which would materially adversely affect our ability to conduct our business.

We may have difficulty using bankruptcy courts due to our involvement in the legal cannabis industry.

We have no current plans and no current need to seek bankruptcy protection. However, in the event we ever need to seek bankruptcy protection, we may have difficulty accessing bankruptcy courts considering our involvement in the legal cannabis industry. In September 2014, the U.S. Bankruptcy Court in Denver, Colorado, in the matter of In re Frank Arenas and Sarah Arenas, 14-11406-HRT (Bankr. D. Co. 2014), denied bankruptcy protection to the individuals in the business of growing and storing marijuana in a commercial building in Denver, Colorado. The building had been partially leased to a corporate entity that operated a marijuana dispensary. The U.S. Bankruptcy Court ruled that, although the activities of Mr. and Mrs. Arenas were legal under Colorado law, they were violating the federal Controlled Substances Act. The U.S. Bankruptcy Court denied protection to the debtors under both bankruptcy liquidation and reorganization because marijuana is illegal under federal law. Therefore, in the event we ever need to seek protection under the bankruptcy laws, our involvement in the legal cannabis industry may prevent us from obtaining such relief.

Operation of the business are subject to extensive regulation and taxation, which could make it more difficult and more expensive to conduct business operations.

The Company’s services and customers are expected to be subject to federal, state, county, local and other regulations that are subject to change without notice. In addition, there may be other legal, tax and/or regulatory changes that we may or may not be able to foresee that may materially affect us. The process of complying with any regulations that may be imposed could, among other unknown risks, take a significant period of time and require the expenditure of substantial resources. Additionally, it is possible that future local laws and regulations could adversely affect the Company’s operations, including causing the company to cease operations. In addition, the enforcement of identical rules or regulations as it pertains to cannabis may vary from municipality to municipality, or city to city.

Changes in local, state and federal cannabis laws and regulations or interpretations thereof could require the Company to incur substantial costs associated with compliance or alter its business plan.

In addition, violations of these laws, or allegations of such violations, could disrupt business and result in a material adverse effect on operations. It is also possible that regulations may be enacted in the future that will be directly applicable to the Company’s business. The Company cannot predict the nature of any future laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on the business.

Fraudulent cannabis-related securities activity may adversely affect the ability of legitimate cannabis businesses to attract future investors.

In 2014, both the SEC and Financial Industry Regulatory Authority (“FINRA”) issued alerts to investors regarding potential fraud in securities related to cannabis-related companies. Additionally, the North American Securities Administrators Association (“NASAA”) and various state securities regulators have issued similar alerts and have taken enforcement actions against issuers of fraudulent cannabis-related securities. While the Company intends to comply with all laws and regulations applicable to its operations, including its securities offering, it is possible that the Company will come under additional security by the SEC, FINRA, state securities administrators, or other regulators, due to its status as a cannabis-related business.

The cannabis industry is subject to the risk of political changes.

In recent years, the United States Department of Justice (the “DOJ”) and the Treasury Department have issued memoranda on cannabis indicating an intent not to prosecute cannabis cases in states where the persons involved are acting consistent with state law. However, such entities reserve the right to prosecute in certain special cases, and a more politically conservative attorney general could choose to aggressively pursue even those cannabis enterprises that were lawful under state law. Additionally, future presidential administrations may want to treat cannabis differently and potentially enforce the federal laws more aggressively.

Anti-money laundering laws and similar regulations could present certain challenges to business in the cannabis industry.

The Company will be required to comply with Title III of the Uniting and Strengthening America Act of 2001 (the “USA Patriot Act”) by providing appropriate tools required to intercept and obstruct terrorism and any relevant regulations and any other applicable U.S. or other laws or regulations, including regulations promulgated by the Department of Treasury’s Office of Foreign Assets Control (“OFAC”). The Company may be required to obtain a detailed verification of the identity of each investor in the Company, the identity of any beneficial owner of any such investor, and the source of funds used to subscribe for the Subordinate Voting Shares. We have Subordinate Voting Shares in connection with this Regulation A Offering from the standpoint of offering and selling Voting Shares that represent restricted shares that carries a right to vote, and our having a Preferred Share that carries a greater right to vote on a per share basis, since each Preferred Shares has voting rights equal to the total amount of outstanding Class A Common Stock Shares. Each prospective investor shall be required to represent that it is not a prohibited person (a “prohibited person”), as defined by the USA Patriot Act, United States Executive Order 13224, and other relevant legislation and regulations, including regulations promulgated by OFAC.

Should a prospective investor refuse to provide any information required for verification purposes, the Company may cause the redemption of the Subordinate Voting Shares held by any such investor. The Company may request such additional information from prospective investors as is necessary in order to comply with the USA Patriot Act, United States Executive Order 13224, and other relevant U.S. or other anti-money laundering legislation and regulations, including regulations promulgated by OFAC.

The Company, by written notice to any investor, may redeem the Subordinate Voting Shares held by such investor if the Company reasonably deems it necessary to do so in order to comply with the USA Patriot Act, United States Executive Order 13224, and any other relevant anti-money laundering legislation and regulations, including regulations promulgated by OFAC, applicable to the Company, or any of its subsidiaries, or if so ordered by a competent U.S. or other court or regulatory authority.

In addition, federal money laundering laws apply to a business engaged in cannabis sales even if such sales are lawful under state law, because cannabis continues to be a Schedule I substance under federal law and such business almost certainly would qualify as a continuing criminal enterprise under federal law. The money laundering law can be used to punish persons engaged in facilitating an unlawful activity by using its proceeds, and consequences under the federal money laundering laws can include fines up to $500,000, twenty (20) years in prison, and forfeiture of the assets involved. Accordingly, although the DOJ and the Treasury Department have issued guidelines requiring vigorous monitoring of cannabis businesses and directed prosecutors and regulators to focus only on those cases where banks have failed to adhere to the guidance, the risk of federal prosecution remains.

The Company’s relatively limited operating history makes it difficult to accurately assess our future growth prospects.

Although the Company’s directors, officers and executives have extensive knowledge of the cannabis industry, it operates in a volatile and evolving industry that may not develop as expected. Assessing the future prospects of our business is challenging in light of both known and unknown risks and difficulties we may encounter. Growth prospects in our industry can be affected by a wide variety of factors including:

●	Competition from other similar companies;

●	Regulatory limitations on the products we can offer and markets we can serve;

●	Other changes in the regulation of medical and recreational cannabis use;

●	Changes in underlying consumer behavior, which may affect the business of our customers;

●	Our ability to access adequate financing on reasonable terms and our ability to raise additional capital;

●	Challenges with new products, services and markets; and

●	Fluctuations in the credit markets and demand for credit.

We may not be able to successfully address these factors, which could negatively impact our growth, harm our business and cause our operating results to be worse than expected.

To date, the Company has had operating losses and does not expect to be initially profitable for at least the foreseeable future, and cannot accurately predict when, if ever, it might become profitable.

Since the Company’s inception, it has experienced net losses and negative cash flows from operations. The Company expects its operating expenses to increase in the future as it expands its operations. If the Company’s revenue does not grow at a greater rate than its operating expenses, the Company will not be able to achieve and maintain profitability. The Company expects to incur significant losses in the future for a number of reasons, including without limitation the other risks and uncertainties described herein. Additionally, the Company may encounter unforeseen operating or legal expenses, difficulties, complications, delays and other factors that may result in losses in future periods. If the Company’s expenses exceed its revenue, the Company may never achieve or maintain profitability and the Company’s business may be harmed.

The Company bears certain risks associated with cultivating and processing product.

The Company’s business plan relies, in part, on its affiliated entities’ ability to grow, harvest, process, and package medical and adult-use cannabis, as permitted under Oklahoma law, with the intention of deriving revenue from the sale of harvested cannabis plant material to the Company’s licensed processors and provisioning centers, as well as third-party processors and provisioning centers, in Oklahoma. As such, the Company’s profitability is dependent, in part, on the affiliated cultivators’ and processors’ ability to successfully, grow, harvest, process, and package quality product. Although the Company’s affiliated cultivators and processors are highly experienced, the Company bears the risk of unsuccessful or damaged crops, or inefficiencies in the process.

The loss of a license by any of the Company’s affiliated entities for violating Oklahoma Medical Marijuana Authority (“OMMA”) rules via METRC would adversely affect the Company’s operations and financial condition.

METRC is Oklahoma’s statewide seed-to-sale marijuana tracking system that uses serialized tags attached to every plant and labels attached to wholesale packages to track marijuana inventory. Each tag is attached to a plant to facilitate tracking through different stages of growth, as well as the drying and curing processes, and eventual retail sale. A licensed entity is subject to certain penalties, including suspension or revocation of licensure, for violations of OMMA and METRC rules. Any suspension or revocation of a license possessed by any of the Company’s affiliated entities would adversely affect the operations and financial condition of the Company.

Adverse economic conditions may adversely affect our business, financial condition, results of operations and prospects.

Our business will depend on the overall demand for cannabis and cannabis-related products in provisioning centers. Weak domestic or global economic conditions, fear or anticipation of such conditions, could adversely affect our business, financial condition, results of operations and prospects in a number of ways, including longer sales cycles, lower prices for our services, higher default rates among our provisioners, reduced unit sales and lower or no growth. A prolonged period of economic uncertainty or a downturn may also significantly affect financing markets, the availability of capital and the terms and conditions of financing arrangements, including the overall cost of financing as well as the financial health or creditworthiness of our end customers. Circumstances may arise in which we need, or desire, to raise additional capital, and such capital may not be available on commercially reasonable terms, or at all.

The Company’s business premises face security risks.

The business premises of the Company’s affiliated entities’ operating locations are targets for theft. While the Company has implemented security measures at each location and continues to monitor and improve its security measures, its cultivation and processing facilities and provisioning centers could be subject to break-ins, robberies and other breaches in security. If there was a breach in security and the Company fell victim to a robbery or theft, the loss of cannabis plants, cannabis oils, cannabis flowers and cultivation and processing equipment could have a material adverse impact on the business, financial condition and results of operation of the Company.

As the Company’s affiliated entities’ business involves the movement and transfer of cash which is collected from provisioning centers or patients/customers and deposited into its bank, there is a risk of theft or robbery during the transport of cash. The Company has engaged security firms on behalf of the affiliated entities where available to provide security in the transport and movement of large amounts of cash. To the extent such security firms are used, there is risk involved in relying on such firms to facilitate the transfer of cash (e.g., in the case of negligence or willful misconduct by such services’ employees or independent contractors). In areas where such security firms are not available, the Company is not able to mitigate the risk of cash loss or theft by securing outside security services. Employees sometimes transport cash and/or products and each employee has a panic button in their vehicle and, if requested, may be escorted by armed guards. While robust steps have been taken to prevent theft or robbery of cash during transport, there can be no assurance that there will not be a security breach during the transport and the movement of cash involving the theft of product or cash.

Competition from more established cannabis cultivators and provisioners may adversely affect our distribution relationships and may hinder development of our then existing markets, as well as prevent us from expanding our markets.

The cannabis industry is highly competitive. There are numerous competitors in Oklahoma that we are in competition with that have greater operational and financial resources than we do, including Nirvana Group, Rhiza Ranch, and Hicksford Farms. We use the Perpetual Harvest Technique (Perpetual Harvest is used by cannabis growers to generate a more consistent supply of cannabis product via a process known as symbiotic rotation, where the growers maintain plants in all stages of development), which is also used by our Oklahoma competitors, including Smokey Okie’s Cannabis, Heartland Farms, and Native Harvest Farms. Our competition with respect to producing indoor grown cannabis products includes our Oklahoma competitors, Sol Terra Farms, The Laughing Goat, and Stability Cannabis. Oklahoma competitors with respect to obtaining intellectual property rights relating to the cultivation of specialty strains of Cannabis, include the Oklahoma operators such as Sol Terra Farms, Laughing Goat, and Stability Cannabis. We will compete with other cannabis companies not only for consumer acceptance but also for shelf space and marketing focus in provisioning centers, all of whom also will likely stock other cannabis products. We do not have any exclusivity agreements or even distribution agreements in place with any retailers. Our products will compete with a wide range of cannabis products, produced by a relatively large number of producers, most of which have substantially greater financial, marketing and distribution resources than ours.

Increased competitor consolidations, marketplace competition, competitive product offerings and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our revenue and financial targets. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our ability to establish and expand the market for our products.

The Company’s operations may be a source of competition with current criminal enterprises dealing in cannabis, including drug cartels based in Mexico and elsewhere.

As a result, the operations of the Company may be an ongoing target of attacks specifically designed to impede the success of our products, and we may be exposed to various levels of criminal interference and other risks and uncertainties including terrorism, violence, hostage taking and other drug gang activities. The nature of the Company’s operations may also make the company subject to greater risks of theft and greater risks as to property security. These conditions could lead to lower productivity and higher costs, which would adversely affect results of operations and cash flow of the Company. Such conditions could have a material impact on the investment returns of the Company.

Our success depends on our key personnel and our ability to hire, retain and motivate qualified product development, sales, marketing and finance personnel.

Our success depends to a significant degree upon the continued contributions of our key management, product development, sales, marketing and finance personnel, many of whom may be difficult to replace. The complexity of our business requires us to retain highly trained professional services, customer support and sales personnel with specific expertise related to our business. We may not be successful in attracting, integrating, or retaining qualified personnel to fulfil our current or future needs, nor may we be successful in keeping the qualified personnel we currently have. Our ability to hire and retain these personnel may be adversely affected by volatility or reductions in the price of our shares, since these employees are generally granted equity-based awards. Also, to the extent we hire personnel from competitors, we may be subject to allegations that they have been improperly solicited, or that they have divulged proprietary or other confidential information, or that their former employers own their inventions or other work product.

Our future performance also depends on the continued services and continuing contributions of our senior management to execute on our business plan and to identify and pursue new opportunities and product innovations. The loss of services of senior management could significantly delay or prevent the achievement of our development and strategic objectives, which could adversely affect our business, financial condition, and operating results.

Our reputation and ability to do business may be negatively impacted by the improper conduct by our business partners, employees or agents.

As we intend to be a cultivator, producer and provisioner of cannabis, we will largely depend on third party retailers to resell our cannabis and related products to end-user consumers. These suppliers could tamper with our products or otherwise ignore our quality standards, which could harm the end-user customers, with whom we have no contact. Any changes in our retailer customer’s business or fortunes could disrupt our ability to sell our products at volume. Any such changes or other unrelated production issues could also disrupt our business due to delays in finding new retailers.

Furthermore, we cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees, agents or business partners in violation of U.S. federal or state laws. Any improper acts or allegations could damage our reputation and subject us to civil or criminal investigations and related shareholder lawsuits, could lead to substantial civil and criminal monetary and non-monetary penalties, and could cause us to incur significant legal and investigatory fees.

The Company may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to the Company, could subject the Company to significant liabilities and other costs.

The Company’s success may likely depend on its ability (i) to develop and market trademarks and tradenames and (ii) to use and develop new extraction technologies, recipes, know-how and new strains of cannabis without infringing the intellectual property rights of third parties. The Company cannot assure that third parties will not assert intellectual property claims against it. The Company is subject to additional risks if entities licensing intellectual property to it do not have adequate rights in any such licensed materials. If third parties assert copyright, trademark, or patent infringement or violation of other intellectual property rights against the Company, it will be required to defend itself in litigation or administrative proceedings, which can be both costly and time consuming and may significantly divert the efforts and resources of management personnel. An adverse determination in any such litigation or proceedings to which the Company may become a party could subject it to significant liability to third parties, require it to seek licenses from third parties, to pay ongoing royalties or subject the Company to injunctions prohibiting the development and operation of its applications.

We could face liability from our customers, suppliers or government.

A customer, supplier or government agency may bring legal action against us based on the customer/supplier relationships. Various state and federal laws govern our relationship with customers and suppliers. If we fail to comply with these laws, we could be liable for damages to customers or suppliers and fines or other penalties. Expensive litigation with our customers/suppliers or government agencies may adversely affect both our profits and our important relations with our customer/suppliers.

Litigation could adversely affect us by distracting management, increasing our expenses or subjecting us to material money damages and other remedies.

Our customers could file complaints or lawsuits against us alleging that we are responsible for some illness or injury their customers suffered at or after a visit to their stores, or that we have problems with quality or operations. We are also subject to a variety of other claims arising in the ordinary course of our business, including personal injury claims, contract claims and claims alleging violations of federal and state law regarding workplace and employment matters, discrimination and similar matters, and we could become subject to class action or other lawsuits related to these or different matters in the future. Regardless of whether any claims against us are valid, or whether we are ultimately held liable, claims may be expensive to defend and may divert time and money away from our operations and hurt our performance. A judgment significantly in excess of our insurance coverage for any claims could materially and adversely affect our financial condition or results of operations. Any adverse publicity resulting from these allegations may also materially and adversely affect our reputation or prospects, which in turn could adversely affect our results.

The success of the Company will depend on strategic business decisions, such as acquisitions, dispositions, or transactions, which could adversely affect the financial condition of the Company.

Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruption of the Company’s ongoing business; (ii) distraction of management; (iii) the Company may become more financially leveraged; (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected; (v) increasing the scope and complexity of the Company’s operations; (vi) loss or reduction of control over certain of the Company’s assets; and (vii) litigation or other disputes concerning either the Company’s obligations to counterparties under relevant transaction documents or liabilities of an acquisition target or its previous owners (whether disclosed or undisclosed at the time of the relevant transaction). Additionally, the Company may issue additional Subordinate Voting Shares, or other such equity interests in the Company, in connection with such transactions, which would dilute a shareholder’s holdings in the Company.

The presence of one or more material liabilities of an acquired company that are unknown to the Company at the time of acquisition could have a material adverse effect on the business, results of operations, prospects and financial condition of the Company. While the Company attempts to obtain appropriate indemnification provisions in connection with its acquisitions and dispositions, the Company may still be exposed to significant financial or reputational risk as a result of entering into such transactions.

The costs and availability of key inputs, suppliers and skilled labor could negatively affect our operations and the financial condition of the Company.

The cannabis business is dependent on a number of key inputs and their related costs including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. We are dependent upon the following Oklahoma suppliers:

●	Tri-County Rural Water, our single supplier of water.

●	OG&E, our single supplier of Electric services.

Should we lose the services of our single suppliers of water and electricity by Tri-County Rural Water andor OG&E, respectively, any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition, results of operations or prospects of the Company. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, the Company might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the Company in the future. Rising or volatile energy costs may also adversely impact the business of the Company and its ability to operate profitably. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition, results of operations or prospects of the Company.

The ability of the Company to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labor, equipment, parts and components. No assurances can be given that the Company will be successful in maintaining its required supply of skilled labor, equipment, parts and components. This could have an adverse effect on the financial results of the Company.

The Company’s access to affordable skilled labor may be impeded by the existence of unionization or other collective bargaining efforts among the Company’s employees or independent contractors. The Company may also be legally required to participate in or facilitate such unionization or collective bargaining efforts within certain jurisdictions, which could limit the Company’s access to affordable skilled labor and have a materially adverse impact on the business, financial condition, results of operations, or prospects of the Company.

The Company’s future relationships with third parties could negatively impact the Company’s financial condition and ability to carry out business operations.

The cannabis business is dependent on a number of third parties, including various service providers, and retailers. Some of the services and market access provided by such third parties may only be available from a single third party or a limited group of third parties. If the only provider of a service or access to a market where to go out of business or cease doing business with the Company, the Company might be unable to find a replacement for such service or market access in a timely manner or at all. If the only provider of a service or access to a market were to be acquired by a competitor, that competitor may elect not to provide services or market access to the Company in the future. Any significant interruption or negative change in the Company’s business relations with such third parties could materially impact the business, financial condition, results of operations or prospects of the Company.

The cannabis industry is an emerging industry, and the market is difficult to forecast.

The Company must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the cannabis industry in the states in which the Company’s business will operate. A failure in the demand for its products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Company.

The success of the Company could depend, in part, on its ability to manage growth.

The Company may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls. The ability of the Company to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the Company to deal with this growth may have a material adverse effect on the Company’s business, financial condition, results of operations and prospects.

Material weakness in the Company’s internal controls could reduce the market’s confidence in our financial statements and effect the value of the Company’s Shares.

Effective internal controls are necessary for the Company to provide reliable financial reports and to help prevent fraud. Our internal controls and procedures will be designed to provide reasonable assurance of accurate financial reporting, compliance with laws and regulations, effective and efficient operations, and the safeguarding of assets. Although the Company will undertake a number of procedures and will implement a number of safeguards, in each case, in order to help ensure the reliability of its financial reports, including those imposed on the Company under U.S. and Canadian securities laws, the Company cannot be certain that such measures will ensure that the Company will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Company’s results of operations or cause it to fail to meet its reporting obligations. If the Company or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in the Company’s consolidated financial statements and materially adversely affect the trading price of our Subordinate Voting Shares.

Our bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our bylaws, provide that the Company shall indemnify its officers and directors for any liability including reasonable costs of defense arising out of any act or omission of any officer or director on behalf of the Company to the full extent allowed by the laws of the State of Oklahoma, if the officer or director acted in good faith and in a manner the officer or director reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for our company. Such an indemnification payment might deplete our assets. Shareholders who have questions respecting the fiduciary obligations of the officers and Directors of our company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

The Company is a holding company whose success is dependent of the earnings of its subsidiaries.

The Company is a holding company and essentially all of its assets are the capital stock of its subsidiaries, which provide support to license holders in the State of Oklahoma. As a result, investors in the Company are subject to the risks attributable to its subsidiaries and the operations of the license holders. The Company does not hold a cannabis license. It holds a 25% interest in Southbound Sunshine, LLC, which has a growers and processing license in Oklahoma. The Company’s profitability is dependent on the profitability of the license holders it supports. As a holding company, the Company conducts substantially all of its business through its subsidiaries, which generate substantially all of its revenues. Consequently, the Company’s cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and the distribution of those earnings to the Company. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Company’s material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before the Company.

The Company faces the risk of an economic shutdown or downturn in the economy as a result of pandemics or other national emergencies.

Although many state governments had deemed cannabis provisioning centers as “essential” businesses, and were thus permitted to remain open during the 2020 pandemic, caused by the novel coronavirus SARS-CoV-2 (also known as “COVID-19”), the “lock-downs”, “stay-at-home” orders, and resulting shutdown of the economy resulted in a decline in revenue for businesses across most industries. Should there be future epidemics of COVID-19 or other national emergencies, the Company’s results of operations will be negatively impacted.

The Company may encounter difficulty enforcing its contracts in certain courts.

Because the Company’s contracts involve cannabis and other activities that are not legal under U.S. federal law and in some jurisdictions, the Company may face difficulties in enforcing its contracts in U.S. federal and certain state courts. The inability to enforce such contracts may have a material adverse effect on the Company’s business, financial position or results of operations.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this Offering and may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this Offering in a manner that does not produce income or that loses value.

Our operating results may fluctuate significantly as a result of a variety of factors, many of which are outside of our control, which could cause fluctuations in the price of our securities.

We are subject to the following factors that may negatively affect our operating results. As a result of our lack of any operating history and the nature of the markets in which we compete, it is difficult for us to forecast our revenues or earnings accurately. As a strategic response to changes in the competitive environment, we may from time to time make certain decisions concerning expenditures, pricing, service or marketing that could have a material and adverse effect on our business, results of operations and financial condition. Due to the foregoing factors, our quarterly revenues and operating results are difficult to forecast.

The Company does not expect to pay dividends in the foreseeable future.

The Company does not intend to declare dividends for the foreseeable future, as the Company anticipates that it will reinvest any future earnings in the development and growth of its business. Therefore, investors will not receive any funds unless they sell their Shares, and shareholders may be unable to sell their Shares on favorable terms or at all. The Company cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the Subscription Agreements, which could result in less favorable outcomes to the plaintiff(s) in any action under the agreements.

Investors in this Offering will be bound by the terms of the Subscription Agreement attached hereto as Exhibit 10, which includes a provision under which investors waive the right to a jury trial of any claim they may have against the Company arising out of or relating to the Subscription Agreement, including but not limited to any claim they may have under the federal securities laws. As stated in the Subscription Agreement required to be executed by each investor in the Offering, investors may not have any rights to a jury trial.

Should we oppose a jury trial demand from an investor based on the waiver set forth in the Subscription Agreement, a court would determine whether the waiver was enforceable based on the facts and circumstances of that matter in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of Oklahoma, which governs the Subscription Agreement, in a court of competent jurisdiction in Oklahoma. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent that such that a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the Subscription Agreement attached hereto as Exhibit 10. You should consult legal counsel regarding the jury waiver provision before entering into the Subscription Agreement.

If you bring a claim against the Company in connection with matters arising under the Subscription Agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the Company. If a lawsuit is brought against the Company under the Subscription Agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in such an action.

Nevertheless, if this jury trial waiver provision in the Subscription Agreement is not permitted by applicable law, an action could proceed under the terms of the Subscription Agreement with a jury trial. No condition, stipulation or provision of the Subscription Agreement serves as a waiver by any holder of shares or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

We may be unable to obtain sufficient capital to pursue our growth strategy.

We do not possess sufficient financial resources to implement our complete business plan. We are currently seeking available sources of capital. There is no assurance that we will obtain needed capital, nor is there any assurance that our business will be able to generate revenues that are sufficient to sustain our operations. We are not able to offer assurance that we will be able to obtain needed sources of financing to satisfy our working capital needs.

We do not have a successful operating history.

We are without a history of successful business operations, which makes a purchase of Offered Shares speculative in nature. Because of this lack of operating history, it is difficult to forecast our future operating results. Additionally, our operations are subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of our products.

There are risks and uncertainties encountered by early-stage companies.

As an early-stage company, we are unable to offer assurance that we will be able to overcome the lack of recognition for our cannabis holding company and our lack of capital.

We may never earn a profit.

Because we lack a successful operating history, we are unable to offer assurance that we will ever earn a profit from our operations.

If we are unable to manage future expansion effectively, our business may be adversely impacted.

In the future, we may experience rapid growth in our business, which could place a significant strain on our operations, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

If we are unable to recruit and retain key personnel, our business may be harmed.

If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our Board of Directors may change our policies without shareholder approval.

Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegate such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

We may seek capital that may result in shareholder dilution or that may have rights senior to those of our common stock, including the Offered Shares.

From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

Future issuances of debt securities and equity securities could negatively affect the market price of shares of our common stock and, in the case of equity securities, may be dilutive to existing shareholders.

In the future, we may issue debt or equity securities or incur other financial obligations, including stock dividends. Upon liquidation, it is possible that holders of our debt securities and other loans and preferred stock would receive a distribution of our available assets before common shareholders. We are not required to offer any such additional debt or equity securities to existing shareholders on a preemptive basis. Therefore, additional common stock issuances, directly or through convertible or exchangeable securities, warrants or options, would dilute the holdings of our existing common shareholders and such issuances, or the perception of such issuances, could reduce the market price of shares of our common stock.

The Preferred Shares voting rights of our Principal Stockholder will subject our shareholders to the risks of concentrated control over corporate matters to the exclusion of our shareholders.

Our Chief Executive Officer, Joseph Babiak, holds one single outstanding share of Series A Preferred Stock possessing superior voting rights, which could preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decisions. The single outstanding share of Series A Preferred Stock has the voting rights of equal to the outstanding shares of our common stock on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Accordingly, our Chief Executive Officer, as the owner of the single outstanding share of the Series A Preferred Stock, may be able effectively to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

The concentrated control will limit or preclude the ability of other holders of Class A common stock to influence corporate matters. Consequently, the voting power of our Principal Stockholders, and the disparity between the voting power held by our Principal Stockholders and the level of their economic interest, would increase if they acquire additional shares of Class A common stock. Furthermore, certain stock market index providers have implemented restrictions on including companies with multiple class share structures in certain of their indices, which would preclude investment by certain investors and could make our Class A common stock less attractive to other investors. See “Risks Related to this Offering and Ownership of our Class A Common Stock”. The preferred voting rights of our Chief Executive Officer will have the effect of concentrating voting control with our Principal Stockholder, will limit or preclude your ability to influence corporate matters and may have a potential adverse effect on the price of our Class A common stock.

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection, in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Because the risk factors referred to above, as well as other risks not mentioned above, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us, you should not place undue reliance on any such forward-looking statements, notwithstanding that investors are entitled to bring legal claims against us for inadequate or faulty disclosure. Further, any forward-looking statement speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which ones will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the pro forma as adjusted net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net pro forma as adjusted tangible book value per share of our common stock after this offering. Our pro forma net tangible book value as of December 31, 2023 was a deficit of $1,025,975, or ($0.039) per share.

Without taking into effect any issuances of shares of our common stock subsequent to the Form 1-A Post Qualification Amendment filed herein, the tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Funding Level	$4,862,000	$3,646,500	$2,431,000	$1,215,500
Offering Price
Historical net tangle book value per Common Stock share before the Offering	$(0.045)	(0.045)	(0.045)	(0.045)
Increase in net tangible book value per share attributable to new investors in this Offering	$0.119	0.137	0.161	0.194
Net tangible book value per share, after the offering	$0.081	0.063	0.0039	0.006
Dilution per share to new investors	$0.1199	$0.1377	$0.161	$0.1944

USE OF PROCEEDS

The Use of Proceeds is an estimate based on the Company’s current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $4,862,000. The net proceeds from the offering, assuming it is fully subscribed, are expected to be approximately $4,835,000 after the payment of offering costs such as printing, mailing, marketing, legal and accounting costs, and other compliance and professional fees that may be incurred. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use substantially all of the net proceeds for general working capital, repayment of outstanding debt obligations, and funding of subsidiaries. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 10%, 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

$0.20 Offering Price:	10%	25%	50%	75%	100%
Funding of Subsidiary Operations to grow, process, and distribute Cannabis in Oklahoma	$347,050	$867,624	$1,735,248	$2,602,872	$3,470,496
Working Capital	$139,150	$347,876	$695,752	$1,043,628	$1,391,504
Total	$486,200	$1,215,500	$2,431,000	$3,646,500	$4,862,000

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the industries in which we currently or, in the future, expect to operate, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

PLAN OF DISTRIBUTION

General

We are qualifying a maximum of 24,310,000 Offered Shares shall be offered to the Public on a best-efforts basis, at a fixed price of $0.20 per Offered Share. We are registering 24,310,000 Common Stock Shares.

Any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Joseph Babiak. Joseph Babiak will not receive any compensation for offering or selling the Offered Shares. We believe that Joseph. Babiak is exempt from registration as a broker-dealer under the provisions of 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Joseph Babiak:

●	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

●	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

●	is not an associated person of a broker or dealer; and

●	meets the conditions of the following:

○	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

○	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and

○	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

Acceptance of Subscriptions

Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.growthstalk.com, as well as on the SEC’s website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Qualification and Investor Suitability Standards” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $100 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $250.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers”. “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of: (a) 500,000,000 authorized shares of common stock, $0.0001 par value per share; and (b) 5,000,000 shares Preferred Stock, 1 share of which is designated as Preferred A with a par value of $0.0001 and 1,610,000 shares are designated as Preferred B with a par value of $0.0001. The remaining authorized preferred stock is undesignated.

As of the date of this Offering Circular, there were 23,083,367 shares of our common stock issued and outstanding, of which 16,970,000 shares held by the sellers of our acquired subsidiaries. For our preferred stock, one (1) share of Series A Preferred Stock issued and outstanding, held by our Chief Executive Officer, Joseph Babiak, and 1,610,000 of our Series B Preferred Stock is held by one person, David DiCiocco, which gives him a lien on the land underlying our CCF in the amount of $805,000.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefor, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Oklahoma law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Offering Circular, our officers and directors own, directly or indirectly, a total of 16,526,042 shares, or approximately 71.593%, of our outstanding common stock, which ownership percentage would be reduced to approximately 34.870%, assuming all of the Offered Shares are sold in this offering.

However, our Chief Executive Officer, Joseph Babiak, owns our one (1) issued and outstanding share of Series A Preferred Stock and, thereby, effectively controls all corporate matters relating to our company. (See “Preferred Stock” below, as well as “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Series A Preferred Stock

We are authorized to issue one (1) share of Series A Preferred Stock, which is owned by our CEO Joseph Babiak. The 1 outstanding share of Series A Preferred Stock gives its owner effective voting control of the Company as it entitles the owner to as many votes as our issued and outstanding common stock on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class

Our Chief Executive Officer, Joseph Babiak, as the owner of the majority of outstanding shares of the Series A Preferred Stock, effectively controls the management and affairs of the Company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

Series B Preferred Stock

We are authorized to issue 1,610,000 shares of Series B (non-voting) Preferred Stock, which are all outstanding and issued to one person for an investment that enabled the Company to acquire the land on which the CCF is located. The outstanding 1,610,000 shares of Series B Preferred Stock entitles their owner to a dividend equal to 90% of the rents earned by the land, which is charged by the Company to its subsidiary, Phenogene, LLC, for locating its CCF on the land. The holder of the Series B Preferred Stock is also entitled to a lien on the land equal to $805,000.00, which would be owed to said holder upon liquidation or sale of the Company.

Convertible Notes

As of the date of this Offering Circular, we issued 4 convertible notes at 10% interest and a maturity date of one-year and, 1 convertible note at 7% interest with a one-year maturity date.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings

Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Oklahoma law.

Transfer Agent

We have retained the services of VStock Transfer at 18 Lafayette Place Woodmere NY, 11598 as the transfer agent for our common stock. VStock Transfer’s website is located at: www.vstocktransfer.com. No information found on VStock Transfer’s website is part of this Offering Circular.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which our company is a party or in which any director, officer or affiliate of our company, any owner of record or beneficially of more than 5% of any class of voting securities of our company, or shareholder is a party adverse to us or has a material interest adverse to us.

BUSINESS

History

The Company was incorporated on October 14th, 2021, in the State of Oklahoma under the name “Growth Stalk Holdings Corp”

On March 16, 2022, we acquired 100% of Phenogene LLC., a Wyoming limited liability company, gaining ownership of a cannabis cultivation and processing facility (“CCF”) located in Seminole, Oklahoma. The acquisition price of the property was $600,000. Following the purchase, significant renovations were undertaken, including the complete gutting of the building. We constructed three dedicated rooms within a portion of the warehouse specifically for the cultivation and processing of cannabis. The costs associated with these improvements, are as follows:

AC Units	$19,916
Doors	$3,795
Electrical	$32,752
Insulation	$463
MISC Small Material	$2,783
Paint Supply	$9,690
Plumbing	$410
Studs	$5,206
Walls	$32,303
TOTAL	$107,317

The basis for the costs of the property and the renovations of the CCF were derived from 107,317.

On March 16, 2022 the Company also acquired 25% of Southbound Sunshine LLC, an Oklahoma limited liability company the holder of an Oklahoma medical marijuana grower’s license and an Oklahoma medical marijuana processor’s license.

On March 17, 2022 the Company acquired 99% of Grower’s Consulting & Supply LLC, a Florida limited liability company which holds assets composed of cultivation equipment. Our wholly owned subsidiary Phenogene owns 1% of Growers Consulting & Supply, LLC, therefore, the Company effectively owns 100% of Growers Consulting & Supply, LLC.

On January 5, 2023 the Company and Hash RX, LLC (“Hash RX”), an Oklahoma limited liability company formed Heady House, LLC (“Heady House”), an Oklahoma limited liability company, 50% owned by the Company and 50% owned by Hash RX. Heady House was formed originally to establish an Oklahoma consumption lounge that will engage in the business of food and entertainment. However, the management concluded that a candidate location was not in the best interests of the Company.

Heady House’s current operation is an apparel company that hosts an e-commerce website for apparel for our brands such as Sonnys and Hash RX.

The Company’s business plan is to be a vertically integrated single state cannabis operator in the state of Oklahoma.

Our subsidiaries are listed below:

Entity	Registered	Holding
Phenogene, LLC	Wyoming	100% owned

Growers Consulting & Supply, LLC	Florida	100% owned

Southbound Sunshine, LLC	Oklahoma	25% owned

Heady House, LLC	Oklahoma	50% owned

Phenogene LLC

Phenogene, LLC (“Phenogene”) owns the CCF located at 11991 N Highway 99, Seminole, OK 74868. The CCF is located on 10 acres which includes a cultivation and processing facility and office building totaling 16,500-sq.ft. It also has an additional 268,070-sq.ft. available for greenhouse cultivation of cannabis. Adequate power has already been installed, and phase one of three phases of the commercial cultivation and processing space is complete, which is 4,800-sq.ft. located in the building 1 of the facility. The remaining two phases will include an additional 4,800-sq.ft. building and a 3,000-sq.ft. building, both designated for cultivation. Phenogene leases the CCF to Southbound Sunshine, LLC. Phenogene is 100% owned by the Company. Joseph Babiak, our CEO, is the Chief Executive Officer of Phenogene and is an employee of Phenogene. Miho Babiak, our secretary, is an administrator of Phenogene and an employee of Phenogene.

Growers Consulting and Supply, LLC

Growers Consulting & Supply, LLC (“Growers”) owns cultivation equipment, which is leased to Southbound Sounshine, LLC. The Company owns 99% of Growers and Phenogene owns 1%, which is our wholly owned subsidiary; therefore the Company effectively own 100% of Growers. Our CEO, is Growers ‘s Manager.

Southbound Sunshine LLC

Southbound Sunshine, LLC (“Southbound”), an indoor cultivation and processing operation in Seminole, Oklahoma, specializes in crafting exotic cannabis flowers and cannabis concentrate. Southbound’s focus is on indoor cannabis grow that cultivates a diverse genetic portfolio, aimed at producing unique trichomes (the resinous glands on cannabis that house cannabinoids and terpenes, crucial for potency and aroma), distinct terpenes (aromatic oils that characterize the scent profile and may influence therapeutic effects), and flavonoids (compounds contributing to the plant’s color, taste, and potential health benefits). Management believes that these specialized cannabinoids, derived from their unique trichomes will potentially permit premium prices in the cannabis market, above the standard spot market rates.

Southbound’s management recognizes the following contrast between outdoor and indoor grown cannabis in the Oklahoma market. The outdoor grown product, prevalent in the spot market, is perceived as lower in quality compared to the indoor grown variant. Indoor cultivation allows for greater control over environmental factors such as light, temperature, and humidity, leading to a more consistent and high-quality product. This controlled environment often results in indoor grown cannabis flowers having a higher market value. The quality difference is attributed to the enhanced conditions indoor growing offers, resulting in richer cannabinoid and terpene profiles in the plants. (source: https://www.cannabisbenchmarks.com/report-category/united-states/).

Southbound is committed to advanced cultivation techniques, including the Perpetual Harvest method, which involves staggered planting across multiple areas for continuous harvesting. This approach aims to maintain a consistent product supply throughout the year. We are exploring the cultivation of various cannabis strains, focusing on diversity to meet the preferences of a broad customer base. Details about the specific number of strains currently obtained and the process of acquiring different strains are under consideration, aligning with our commitment to innovation and quality in its cultivation practices.

Southbound is also a licensed cannabis processor in Oklahoma. It produces solventless products such as bubble hash (a solvent-free cannabis concentrate that bubbles when exposed to flame and produces a concentrated form of cannabis that is relatively high in THC content, and comes in a variety of colors) and live rosin (a solventless hash oil concentrate that is made in a completely different process than traditional butane hash oils; when cannabis products are frozen after harvest they are considered to be “live”).

Southbound is 25% owned by the Company, and 75% owned by our cannabis facility specialist consultant. Our CEO is the managers of Southbound.

Heady House, LLC

Heady House, LLC (“Heady House”) is an apparel company that hosts an e-commerce website for apparel for our brands such as Sonnys and Hash RX. Heady House, is 50% owned by the Company and 50% owned by Hash RX. Our CEO is the manager of Heady House.

Current Status

The Company is in phase one of the medical cannabis industry developing a commercial grow facility specializing in energy efficient grow methods.

Plan of Business

The Company will inject capital into Phenogene LLC., to complete construction at their cannabis complex to begin cultivation. Phenogene LLC., will then lease the property to Southbound Sunshine LLC., to generate revenue.

The Company will deploy capital into Southbound Sunshine LLC., so they may obtain the cultivation equipment required to start operations. Southbound Sunshine LLC., will cultivate cannabis and utilize their existing network of distributers to distribute their product. Southbound Sunshine LLC., will then focus on branding the company through promotions.

Finally, the Company will use the remaining proceeds to expand the processing operation and procure a dispensary. The Company will utilize this vertical integration to benefit the collective. The foregoing is contingent upon receiving adequate capital, including from this Offering.

Business and Marketing Strategy

The Company is in the start-up phase and will focus on: (a) funding the subsidiary operations to grow, process, and distribute Cannabis in Oklahoma; and (b) mergers and acquisitions of cannabis companies and technologies to be a vertically integrated single state cannabis operator in Oklahoma. The Company will assist in raising the capital necessary to grow the business and manage operations. Neither the Shares or the proceeds from this Regulation A Offering will be used for the purpose of mergers or acquisitions or a specific acquisition target or in connection with a shelf registration.

The Company will identify undervalued companies and allow them to benefit from a multi-company structure. These companies will potentially benefit from our vertical integration but also with the procurement of products in bulk. While these efficiencies should allow these companies to thrive in the emerging cannabis industry, the industry is consolidating quickly under large multistate conglomerates that are driving prices downward. Through acquisitions by us, management believes we will provide them a lifeline to compete in a market that is getting saturated by providing them the capital to grow to scale, the technology to decrease costs and improved quality, and the strategic partners to sell downstream directly to consumers eschewing the saturated spot market and selling to the rapidly growing cannabis connoisseur market.

With respect to marketing, Cannabis companies are currently restricted in their marketing efforts by traditional platforms such as Facebook and Google. Management believes Southbound Sunshine has a strategy that utilizes large amounts of micro influencers with active social media presence. The effort builds brand recognition while driving retail buyers to dispensaries cutting advertising costs considerably. Management believes, when it comes to marketing, people and their networks are your number one commodity. Southbound Sunshine is positioned with their community by hiring local. They have already identified organizations and community programs that they intend to support through sponsorship and fund-raising efforts.

Competition

The cannabis industry is highly competitive. There are numerous competitors in Oklahoma that we are in competition with that have greater operational and financial resources than we do, including Nirvana Group, Rhiza Ranch, and Hicksford Farms. We use the Perpetual Harvest Technique (Perpetual Harvest is used by cannabis growers to generate a more consistent supply of cannabis product via a process known as symbiotic rotation, where the growers maintain plants in all stages of development), which is also used by our Oklahoma competitors, including Smokey Okie’s Cannabis, Heartland Farms, and Native Harvest Farms. Our competition with respect to producing indoor grown cannabis products includes, our Oklahoma competitors, Sol Terra Farms, The Laughing Goat, and Stability Cannabis. Oklahoma competitors with respect to obtaining intellectual property rights relating to the cultivation of specialty strains of Cannabis, include the Oklahoma operators such as Sol Terra Farms, Laughing Goat, and Stability Cannabis. We will compete with other cannabis companies not only for consumer acceptance but also for shelf space and marketing focus in provisioning centers, all of whom also will likely stock other cannabis products. We do not have any exclusivity agreements or even distribution agreements in place with any retailers. Our products will compete with a wide range of cannabis products, produced by a relatively large number of producers, most of which have substantially greater financial, marketing and distribution resources than ours.

Increased competitor consolidations, marketplace competition, competitive product offerings and pricing pressures could impact our earnings, market share and volume growth. If, due to such pressure or other competitive threats, we are unable to sufficiently maintain or develop our distribution channels, we may be unable to achieve our revenue and financial targets. Competition, particularly from companies with greater financial and marketing resources than ours, could have a material adverse effect on our ability to establish and expand the market for our products.

With respect to our planned production, we believe our company will possess the following competitive strengths and weaknesses:

Competitive Strengths:

●	our cultivation technics and efficiencies create opportunity for competitive pricing

Competitive Weaknesses:

●	There are many cultivators to compete with

●	we possess limited capital

Intellectual Property

In General. We regard our rights to intellectual property pertaining to our future trademarks and our business know-how as having significant value and as being an important factor in the marketing of our future products. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

Patents. Management believes we have significant know-how in the cultivation of specialty strains of cannabis and expertise in processing them into specialty products for the connoisseur cannabis market, however, currently, we own no interest in any patent or patent application. None of the products that we intend to sell in our business is the subject of any patent or patent application. Due to such lack of patent protection, neither our company nor our licensor may be able to defend our or its rights to such intellectual property. (See “Risk Factors”).

Trademarks. While we have not yet filed a d/b/a or trademark, we plan to market and distribute cannabis grown and processed by Southbound Sunshine under the brand “Sonnys.”

Property

Through our wholly owned subsidiary, Phenogene, LLC., owns a cannabis cultivation and processing facility (as referred to herein as the “CCF”) located at 11991 N Highway 99, Seminole, OK 74868. (See above description of Phenogene, LLC for additional details about the CCF).

Licenses Granted

Southbound Sunshine, LLC., holds the following licenses:

Commercial Processing License granted on August 29, 2021 and renewed on August 29, 2022 by the Oklahoma Medical Marijuana Authority, which allows us to operate a commercial processing facility. On August 22, 2023, an application to renew the license was submitted and it has been approved.

Commercial Cultivation License granted on August 29, 2021 and renewed on August 29, 2022 by the Oklahoma Medical Marijuana Authority, which allows us to operate a commercial cultivation facility within the State of Oklahoma. On August 28, 2023, an application to renew the license was submitted and currently under review, notwithstanding that we are permitted to operate a cultivation facility during the review period.

Commercial Processing Transportation License granted on August 29, 2021 and renewed on August 29, 2022 by the Oklahoma Medical Marijuana Authority, which allows us to transport products for our commercial processing facility within the State of Oklahoma. On August 22, 2023, an application to renew the license was submitted and it has been approved.

Commercial Cultivation Transportation License granted on August 29, 2021 and renewed on August 29, 2022 by the Oklahoma Medical Marijuana Authority, which allows us to transport products for our commercial processing facility within the State of Oklahoma. On August 28, 2023, an application to renew the license was submitted and currently under review, notwithstanding that we are permitted to transport during the review period.

Certificate of Compliance for processing granted on June 21, 2022 by Seminole County, Oklahoma, which license allows us to operate a processing facility within Seminole County, Oklahoma. On July 5, 2023, the license renewal was granted.

Certificate of Compliance for cultivating granted on March 29, 2022 by Seminole County, Oklahoma, which license allows us to operate a cultivation facility within Seminole County, Oklahoma. On May 8, 2023, the license renewal was granted.

Registration issue date of September 20, 2021 and renewed as of September 2, 2022 with the Oklahoma Bureau of Narcotics and Dangerous Drugs Control, as required by the Oklahoma Medical Marijuana Authority to register with this agency, which permits us to cultivate and process Medical Marijuana. On October 13, 2023, an application to renew the license was submitted and currently under review, notwithstanding that we are permitted to cultivate and process during the review period.

Revenue Generating Plans

Growth Stalk plans to generate revenue through its subsidiaries and partnerships with the following revenue streams:

Southbound Sunshine, LLC Manufacturing Operations

●	Southbound has leveraged its connections with various cultivators and processors to acquire a range of low-cost bulk cannabis products, including BHO extracts such as Sugar, Badder, Sauce, Diamonds, Tarp Rocks, Brixx, Live Resin and Distillate (BHO extracts are products that are produced by Butane extraction, commonly known as BHO extraction. It is a popular method to separate desirable materials out of cannabis and other plant materials). The bulk cannabis products are then repackaged and marketed under the “Sonnys” brand.

●	Southbound has completed the construction of their new lab that will be operating BHO extractions as soon as Oklahoma State Fire Marshall approval is granted.

●	Southbound has begun the production of the second batch of Agro Couture THC Beverage. Southbound plans to continue the productions and expand flavors.

Southbound Sunshine LLC Cultivation Operations

●	Southbound began cultivation in February, 2024. We expect to have an initial harvest in June 2024 and plans to continue cultivation by utilizing Perpetual Harvest Technique (Perpetual Harvest is used by cannabis growers to generate a more consistent supply of cannabis product via a process known as symbiotic rotation, where the growers maintain plants in all stages of development).

●	The Company is vetting out several cannabis businesses for possible acquisitions, including licensed revenue producing cultivation farms in Oklahoma.

Growth Stalk Holdings Corp Operations

●	Joint Venture with Hash-RX: We have successfully commenced a joint venture with Hash-RX, a premium Hash Rosin manufacture. This collaboration has expanded our product offerings. We plan on continue to expand product lines.

Consultants

As of the date of this Offering Circular, we have nine independent contractors that are consultants providing the specific services listed below to the Company and its subsidiaries. They are:

Michael Bergmann	Growth Strategist
Alex Burnett	Operations Analyst,
John Gibilin	Heavy Machinery Installation and Implementation
Sandy Kenigsman	Technical Compliance Advisor,
Steven Earley	Cultivation Facility Technician,
Kalin Bellmard	Legal Compliance Advisor,
Billy Kourkoumelis	Public Relations Associate,
Michael Beverly	Business Analyst.
Matthew Cohen	Business Strategist

Pursuant to a Subscription Agreement for Shares of Common Stock, each independent contractor consultant (with exception of Matthew Cohen to whom we issued 100,000 restricted common stock shares valued at $50,000 on February 23, 2023), contracted with us to receive $12,000 to $50,000 of Common Stock in exchange for the specific services listed in above table, no shares of which to date have been issued. Each Consultant has agreed to a lockup on their shares for a 1-year period, which 1 year lockup period is to be followed with a 1 year leak out period limiting the sales volume during each 3-month period to 5% of the total daily trading volume of the Company for the 12-month month period following the lock up period. Additionally, incidental to the services being provided by the Consultant, should the consultant advise the Company of an actual or possible debt or equity financing or a joint venture or other transaction in connection with the offer or sale of securities (the “Transaction) or otherwise undertake actions permissible under applicable federal securities laws that secures such Transaction for the Company, the Company shall not have any obligation whatsoever to compensate the Consultant in the form of stock or other securities or monetary consideration in the form of a bonus or other compensation, or otherwise in connection therewith. In that regard, any proposed compensation to the Consultant shall require the following: (a) review of the proposed transaction and proposed compensation by the Company’s Securities Counsel; (b) unanimous approval by the Company’s Board of Directors; (c) should the Consultant be deemed an Associated Person as defined and provided for under Rule 3a4-1 of the Securities Exchange Act of 1934, as amended (“3a4-1), the compensation and the placement activities must be in strict compliance with 3a4-1, and shall not under any circumstances constitute transaction based compensation or compensation in connection with the sale of the issuer’s securities by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities or otherwise constitute unregistered broker activity; and (d) if the Consultant is deemed not to be an Associated Person under 3a4-1, under no conditions shall the Consultant be permitted to engage in activities that are defined as acting in the capacity of a “broker” as any person engaged in the business of effecting transactions in securities for the account of others, including such activities where the Consultant under applicable federal securities laws is engaged in prohibited finder and/or placement activities and/or is or has received transaction based compensation or has contracted to receive such transaction based compensation or any other compensation in connection with such prohibited broker, finder, or placement activities under the federal securities laws.

Perceived Benefits of THC

THC is an abbreviation for tetrahydrocannabinol. Recently, research has shown THC to be an alternative to many treatments.

The current growth in sales of THC products is primarily due to perceived benefits expressed by those who have used THC products. While our company will not make any claims as to the effectiveness or potential benefits of THC, the following perceived benefits expressed by those who have used THC products include, among others:

●	Stress Relief

●	Pain Management

●	Sleep Aid

●	Anxiety Relief

●	Irritable Bowel Disease

●	Reduced Inflammation

(Source: 7 Benefits of Marijuana, Say Doctors, Dr. Carrie Lam, MD, FAAMFM, ABAARM, Dr. Kristina Hendija, Dr. Tom Ingegno DACM, MSOM, LAC, https://www.eatthis.com/news-reasons-to-use-marijuana/)

Federal Government Regulation

Cannabis is currently a Schedule I controlled substance under the Controlled Substances Act (the “CSA”) and is, therefore, illegal under federal law. Even in those states in which the use of cannabis has been legalized pursuant to state law, its use, possession or cultivation remains a violation of federal law. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the CSA in California with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute or growing cannabis could be subject to fines and/or terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

Notwithstanding the CSA, as of the date of this filing, 35 U.S. states, the District of Columbia and the U.S. territories of Guam and Puerto Rico allow their residents to use medical cannabis. Such state and territorial laws are in conflict with the federal CSA, which makes cannabis use and possession illegal at the federal level.

On January 4, 2018, United States Attorney General Jefferson B. Sessions, III rescinded a number of federal memoranda that provided guidance regarding marijuana and medical marijuana enforcement. Included in the memos that were rescinded is the Cole Memo, which laid out eight marijuana enforcement priorities for federal prosecutors in light of the fact that a number of states had moved to legalize cannabis. Also withdrawn are federal memoranda providing guidance to banks when dealing with customers whose money may be derived from a cannabis business, as well as a federal memoranda regarding enforcement of federal marijuana laws in Indian Country.

In the Controlled Substances Act, Congress has generally prohibited the cultivation, distribution, and possession of marijuana. 21 U.S.C. § 801 et seq. It has established significant penalties for these crimes. 21 U.S.C. § 841 el seq. These activities also may serve as the basis for the prosecution of other crimes, such as those prohibited by the money laundering statutes, the unlicensed money transmitter statute, and the Bank Secrecy Act. 18 U.S.C. §§ 1956-57, 1960; 31 U.S.C. § 5318. These statutes reflect Congress’s determination that marijuana is a dangerous drug and that marijuana activity is a serious crime.

The Agricultural Improvement Act of 2018 (“the Farm Bill”) legalizes hemp by defining it as an agricultural commodity under federal law. This definition removes the parts of the cannabis plant that make up hemp from scheduling under the Controlled Substances Act of 1970 (under which marijuana remains illegal) and effectively allows hemp to be treated like any other agricultural product would be under federal law. Thus, hemp farmers can legally import and export hemp throughout the United States, and participate in U.S. Department of Agriculture (“USDA”) programs such as low-cost crop insurance.

However, the Farm Bill does put some unique restrictions around hemp cultivation, including empowerment of the USDA to create rules surrounding the industry. The Farm Bill also does not prohibit the enactment of state-level regulations relating to hemp (so long as such regulations comply with federal law), but does limit the level of punishment that can be imposed upon hemp producers, even in the case of negligent violations: “A hemp producer that negligently violates a State plan shall not as a result of that violation be subject to any criminal enforcement action by the Federal Government or any State government.” Section 10113 (p. 431). Thus, under the Farm Bill’s provisions, even negligent violations are subject only to “corrective action,” which means that if a farmer accidentally grows plants that exceed legal THC limits (hemp can only contain 0.3% percent delta-9 tetrahydrocannabinol, or THC, on a dry basis), the farmer would merely need to correct the error. This “corrective action” is certainly an improvement under most states’ “pilot program” regimes. In the past, if a farmer grew plants that exceed THC limits, the whole crop must be burned.

The Farm Bill also prevents states from prohibiting the transportation or shipment of hemp within the U.S. The U.S. Domestic Hemp Production Program was established by the U.S. Department of Agriculture (the “USDA”) through an interim final rule on October 31, 2019. This rule provides the requirements for State and Tribal regulatory plans submitted to USDA for review and approval.

If a producer has produced cannabis exceeding the acceptable hemp THC level, the material must be disposed of in accordance with the CSA and DEA regulations because such material constitutes marijuana, a schedule I controlled substance. Consequently, the material must be collected for destruction by a person authorized, such as a DEA- registered reverse distributor, or a duly authorized Federal, State, or local law enforcement officer.

A producer who negligently violates a State or Tribal plan three times in a five-year period will be ineligible to produce hemp for a period of five years from the date of the third violation. Negligent violations are not subject to criminal enforcement action by local, Tribal, State, or Federal government authorities.

According the USDA hemp webpage, hemp growers are not subject to the cultivation requirements outlined in the federal interim final rule if a state has an approved regulatory plan or is in the process of developing a regulatory plan. California is in the process of developing a state plan, and thus, California hemp growers are not currently subject to the federal interim rule. However, growers in states that do not have a pending or approved regulatory plan may apply for a USDA hemp production license.

While management is keeping itself apprised of possible changes to these federal laws, including but not limited to possible federal legalization of THC, at present operations in the cannabis industry across state lines remains prohibited. For the foregoing reasons, management has chosen to be a single state operator in the cannabis industry in the state of Oklahoma.

Comparable Company

A comparable company to use is Bloom Dispensaries (“Bloom”), a vertically integrated, singles state cannabis operator in the state of Arizona, which on January 19, 2022 was acquired by Curaleaf Holdings, Inc. (CSE: CURA / OTCQX: CURLF), a leading international provider of cannabis products, as a model business objective and potential exit pathway for its stakeholders (https://www.sec.gov/Archives/edgar/data/0001756770/000110465922006795/tm224205d1_ex99-1.htm). Bloom Dispensaries generated revenues of $66 million USD in 2021 with 40% margins, and operates four retail dispensaries and two cultivation and processing facilities that total 63,500 square feet of space. It was acquired for $211 million USD in cash and securities, approximately 3x revenue.

Material Agreements

Share Acquisition Agreement – Southbound Sunshine, LLC

The March 16, 2022 Share Acquisition Agreement with Southbound Sunshine, LLC (“Southbound”) provides for the Company’s purchase as the Buyer of 25% of the membership units of Southbound in exchange for our issuance to the Seller of 3,500,000 Restricted Common Stock Shares of the Company, which shares were issued on March 25, 2022.

Share Acquisition Agreement – Phenogene LLC

The March 16, 2022 Share Acquisition Agreement with Phenogene, LLC (“Phenogene”), provides for the Company’s purchase of 100% of Phenogene’s membership units in exchange for our issuance to the Seller of 12,750,000 Restricted Common Stock Shares of the Company, which shares were issued on March 25, 2022.

Share Acquisition Agreement – Growers Consulting & Supply, LLC

The March 17, 2022 Share Acquisition Agreement with Growers Consulting & Supply, LLC (“Growers”) provides for the Company’s purchase as the Buyer of 99% of the membership units of Growers in exchange for our issuance to the Seller of 720,000 Restricted Common Stock Shares of the Company, which shares were issued on March 25, 2022.

Amended and Restated Joint Venture Agreement with Hash RX, LLC dated December 13, 2022

On December 13, 2022, we completed a joint venture with Hash RX, LLC (“Hash RX”), a Hash Rosin producer, which provides for the following material terms:

(a) Growth Stalk shall provide the refrigerated trailer (the “Equipment’’) for the Joint Venture’s use but shall retain ownership of its Equipment; (b) Hash RX will provide its expertise to the Joint Venture to create solventless extracts and the product line from Hash RX (c) the Cannabis Provider shall provide the Cannabis Flower that will be used to create extract products, which shall vary according to the Joint Venture’s requirements of the Joint Venture. (d) Southbound shall facilitate the sales of products from the Joint Venture.

The Joint Venture Agreement provides for the following revenue share:

●	PRODUCT SHARE: Products from the Joint Venture will be distributed between 50% and 60% to the Cannabis Provider which percentage will vary per provider and, the remainder of the products will be sold and the revenue derived therefrom (after deduction of the cost of goods) will be distributed equally between Hash RX and Southbound.

●	REVENUE SHARE. The revenue from the Joint Venture shall be distributed between 50% and 60% to the Cannabis Provider varies per provider and the remainder of the revenue after deduction of cost of goods, will be distributed equally to Hash RX and Southbound.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The information and financial data discussed below is derived from our audited financial statements, herein, for the period from January 1, 2023 to December 31, 2023 or our Fiscal Year 2023. The audited financial statements were prepared and presented in accordance with generally accepted accounting principles in the United States. The information and financial data discussed below is only a summary and should be read in conjunction with the related notes contained elsewhere in this filing. The financial statements contained elsewhere in this filing fully represent our financial condition and operations; however, they are not indicative of our future performance.

For the 12 months ended December 31, 2023, the financial statements have been prepared by management in accordance with the standards of the Public Company Accounting Oversight Board (United States). For the 12 months ended December 31, 2023, the audited interim financial statements have been prepared by management in accordance with the condensing rules of the United States Securities and Exchange Commission.

We expect to finance our operations primarily through our existing cash, our operating revenues, and any future financing. We expect to use both equity and debt financing from time to time. We have no limits on the amount of leverage we may need to employ. In general, we intend to pay debt service from operating cash flow, but we also expect to raise additional capital to meet our obligations and to fully implement our business plan. Potential future sources of capital include both secured and unsecured financing from a variety of lenders. Additionally, no assurance can be given that any such financing will be adequate to meet our capital needs.

Results of Operations

	Years Ended December 31,		Change
($ in thousands)	2023	2022	$	%
Gross Revenue	$583,382	$46,875	$536,507	1145%
Discounts and returns	(45)	(180)	(135)	75%
Net Revenue	583,337	46,695	536,642	1149%
Cost of goods sold	(404,205)	(76,718)	327,487	(427)%
Selling, general and administration	(652,687)	(506,129)	146,558	(29)%
Other income (expenses), net	(20,874)	19,020	39,894	210%
Net loss	$(494,429)	$(517,132)	$(22,703)	4%

Comparison of the results of operations for the twelve months ended December 31, 2023, compared to the twelve months ended December 31, 2022

The Company had gross revenue during the 12 months ended December 31, 2023 of $583,382 compared with $46,875 for the comparable period of 2022; the revenue increase is related to consolidations.

Cost of goods for the 12 months ended December 31, 2023, amounted to $404,205 compared to $76718 in the comparable period of the prior year. These costs related to growing supplies for cannabis product.

In the 12 months ended December 31, 2023, we incurred selling, general and administrative costs of $652,687 compared to $506,129 in the comparable period of the prior year. This increase relates primarily to an increase in salaries, legal expenses, office supplies and insurance costs and professional fees.

The Company had other expenses during the 12 months ended December 31, 2023, which predominately was interest expense of $10,133 compared to other income of $19,020 for the comparable period of 2022.

During the 12 months ended December 31, 2022, the Company recognized $39,820 in other income; $36,879 in a reimbursement on an insurance claim due to property damage, $270 in bank rewards and $2,671 in interest income compared to $606 for the comparable period in 2021.

LIQUIDITY AND FINANCIAL CONDITION

Liquidity and Capital Resources

On December 31, 2023, we had a working capital deficit of $228,640 which included cash of $21,926. We reported a net loss of $311,163 and our net cash used in operating expenses totaled $652,687.

Cash Flow

For the twelve months ended December 31, 2023, and 2022

●	Net cash flow used in operating activities for the twelve months ended December 31, 2023 reflected a net loss of $494,429 (adjusted for non-controlling interest) adjusted for the add-back of non-cash items consisting depreciation and amortization of $71,727, change operating assets and liabilities consisting of an increase/ decrease in accounts receivable of $(20,132) an increase/decrease in prepaid expenses of $10,765, an increase/decrease in other current liabilities of $18,401 and a increase/decrease in accounts payable and accrued expenses of $74,040. Net cash flow provided by operating activities for the twelve months ended December 31, 2022 reflected a net loss of $517,132 adjusted for the add-back of non-cash items consisting of a increase in accounts receivable of $1,720, an increase/ decrease in accounts payable and accrued expenses of $24, 182.

●	Net cash flow used in investing activities for the twelve months ended December 31, 2023, consisted of $76,516 for the purchases of property and equipment.

●	Net cash provided by financing activities was $394,936 for the twelve months ended December 31, 2023, as compared to net cash used in financing activities of $465,950 for the twelve months ended December 31, 2022. During the twelve months ended December 31, 2023, we received proceeds of $207,936 related to a private placement, along with $107,000 from a third-party loan, and 80,000 received from related party. During the twelve months ended December 31, 2022, we received proceeds of $441,950 related to debt borrowings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following are our executive officers and directors and their respective ages and positions as of the date of this Offering Circular:

Name	Position	Age	Term of Office
Executive Officers:
Joseph Babiak	Chief Executive Officer, Chief Financial Officer President Director	44	Since October 22nd, 2021

Directors:
John Ullrich	Director	75	Since February 23rd, 2023

Executive Officers and Directors

Joseph Babiak – CEO/CFO/President Growth Stalk Holdings Corp, Director

From 2021 to the present Mr. Babiak has been CEO of the Company. From 1997 to the present, he has owned and operated financial businesses involving public and private capital raises.

Joseph Babiak filed a Chapter 13 bankruptcy on January 17, 2020 in the Southern District of Florida (Case No. 9:20-BK-10704). In 2012, Joseph Babiak received an assessment from the IRS for $168,000 for the 2006 and 2007 tax years. This was due to an accountant’s error who neglected to include Joseph Babiak’s basis information for the securities he liquidated in those tax years so he was assessed as if he had zero basis in those assets. He attempted to correct the matter with the IRS, however because the tax years at issue were more than 3 years prior, they would not allow him to amend the tax returns in question. Joseph Babiak and his wife filed a Chapter 13 bankruptcy. They have completed the Chapter 13 payment plan as of January 24, 2023 and the bankruptcy discharge was granted as of February 16, 2023. Joseph Babiak has never been convicted in a criminal proceeding, excluding traffic violations and other minor offenses. There is no arrangement or understanding between the persons described above and any other person pursuant to which the person was selected to his or her office or position.

John Ullrich – Board of Director

John started his career teaching calculus, biology, physics, and chemistry. He then went on to run CSI Software and Aspen Information Systems. These two successful software companies developed and implemented software to manage health facilities. He now consults on AI, IT, database development, and product marketing for several companies. John was the President/CEO of CSI Software for 10 years and Aspen Information Systems for 21 years. These companies developed software for hospitals, corporations, universities, resorts to name few. Recently he consulted on, AI, IT, database development, and product marketing. Experienced communicator with the DOD, CIA, Ford Motor Company, Coca Cola, Goldman Sachs, Disney, etc.

Board Leadership Structure and Risk Oversight

The Board oversees our business and considers the risks associated with our business strategy and decisions. The Board currently implements its risk oversight function as a whole. Each of the Board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Term of Office

Directors serve until the next annual meeting and until their successors are elected and qualified. Officers are appointed to serve for one (1) year until the meeting of the Board following the annual meeting of shareholders and until their successors have been elected and qualified

Involvement in Certain Legal Proceedings

To our knowledge, none of our current directors or executive officers has, during the past ten (10) years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth above and in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

We are not currently a party to any legal proceedings, the adverse outcome of which, individually or in the aggregate, we believe will have a material adverse effect on our business, financial condition or operating results.

Conflicts of Interest

We do not currently foresee any conflict of interest.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors. During the fiscal period June 30, 2023, our Board of Directors did not hold a meeting, but took action by written consent in lieu of a meeting.

Independence of Board of Directors

No member of our Board of Directors is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Joseph Babiak, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We will attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC, so that all shareholders have access to information about us at the same time. Mr. Babiak collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of June 26, 2023, we adopted a Code of Ethics.

EXECUTIVE COMPENSATION

In General

Currently, our management is unable to estimate accurately when, if ever, our company will possess sufficient capital, whether derived from sales revenues, this offering or otherwise, for the payment of salaries to our management.

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by, or contributed to, our company.

Compensation Summary

No executive officer receives compensation from the Company. The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officer for our fiscal year ended December 31, 2022.

Name and Principal Position	Cash Compensation $	Other Compensation $	Total Compensation $
Joseph Babiak, CEO, CFO, President, Director	-	-

The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer/Chief Financial Officer for our fiscal year ended December 31, 2023.

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	All other compensation	Total compensation
Joseph Babiak, CEO/CFO/Director	2023	71,400	0	0	0	0	71,400

(1)	Any values reported in the “Other Compensation”, if applicable, column represents the aggregate grant date fair value, computed in accordance with Accounting Standards Codification (“ASC”) 718 Share Based Payments, of grants of stock options to each of our named executive officers and directors.

Outstanding Option Awards

The following table provides certain information regarding unexercised options to purchase common stock, stock options that have not vested and equity-incentive plan awards outstanding as of the date of this Offering Circular, for each named executive officer.

	[Option Awards]						[Stock Awards]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph Babiak	0	0	0	0	N/A	0	0	0	0

Employment Agreements

Our sole executive officer, Joseph Babiak is employed and his yearly wage is $71,400.

Outstanding Equity Awards

Our Board of Directors has made no equity awards and no such award is pending.

Long-Term Incentive Plans

We currently have no employee incentive plans.

Director Compensation

On February 23, 2023, we issued our Director, John Ullrich, 250,000 common stock shares.

SECURITY OWNERSHIP OF MANAGEMENT & CERTAIN SECURITYHOLDERS

The following table shows the beneficial ownership of our Common Stock as of the date of this Offering Circular held by (i) each person known to us to be the beneficial owner of more than five percent (5%) of any class of our shares; (ii) each director; (iii) each executive officer; and (iv) all directors and executive officers as a group. As of the date of this Offering Circular, Mr. Babiak holds 16,250,000 of the 23,083,367 shares of our Common Stock issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to the securities held. Shares of Common Stock subject to options and warrants currently exercisable or which may become exercisable within sixty (60) days of the date of this Offering Circular, are deemed outstanding and beneficially owned by the person holding such options or warrants for purposes of computing the number of shares and percentage beneficially owned by such person, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person. Except as indicated in the footnotes to this table, the persons or entities named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

The percentages below are based on fully diluted shares of our Common Stock as of the date of this Offering Circular.

	Number of shares of Common Stock Beneficially Owned as of the date of this Offering	Percentage Before Offering	Beneficially Owned(3) After Maximum Offering
Directors and Officers:(1)(2)
Joseph Babiak	16,250,000	70.397%	34.287%
John Ullrich	250,000	1.083%	0.5279%
John Ullrich & Jane Ullrich (Joint Tenants)	26,042	0.113%	0.055%
Greater than 5% Beneficial Owners:
Louis Mamo	2,033,334	8.809%	4.290%

(1)	Unless otherwise indicated, the principal address of the named directors and officers of the Company is c/o Growth Stalk Holdings Corp., 11991 N Highway 99, Seminole, OK 74868.
(2)	Joseph Babiak, by virtue of his ownership of the one and only share of Series A preferred stock, has voting power equal to the total number of common shares outstanding.
(3)	Based on the assumption that all 24,310,000 Shares are sold.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of each transaction since our inception of October 14, 2021, and each currently proposed transaction, in which:

●	we have been or are to be a participant;

●	the amount involved exceeded the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

On March 16, 2022, the Company acquired Phenogene LLC., a Wyoming limited liability company that owns a cannabis cultivation and processing facility (“CCF”) located in Seminole, Oklahoma. This property was purchased for $600,000. On March 16, 2022 the Company also acquired 25% of Southbound Sunshine LLC, the holder of an Oklahoma medical marijuana grower’s license and an Oklahoma medical marijuana processor’s license. Both of these targets were acquired from our CEO and Director, Joseph Babiak.

From March 3, 2020 to March 15, 2022, Cathleen Babiak was president of Phenogene, LLC, our wholly owned subsidiary; Cathleeen Babiak is the mother of our Chief Executive Officer, Joseph Babiak.

Steven Early is a member of Southbound Sunshine, LLC. We own 25% of Southbound Sunshine, LLC. Steven Earley is currently our consultant to provide consulting in the area of IT implementation to the Cannabis Facility.

Until December 14, 2021, John Giblin was a member of Southbound Sunshine, LLC. We own 25% of Southbound Sunshine, LLC. John Giblin is currently our consultant to provide consulting in the area of cannabis related machinery.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Frederick M. Lehrer, Esq. of Frederick M. Lehrer, P.A.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the website is www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

GROWTH STALK HOLDINGS, CORP.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Growth Stalk Holdings, Corp (the ‘Company’) as of December 31, 2023, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company suffered an accumulated deficit of $1,025,975, net loss of $494,429 and a negative working capital of $228,640. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 1 to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. Communication of critical audit matters does not alter in any way our opinion on the financial statements taken as a whole and we are not, by communicating the critical audit matters, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.as of December 31, 2023, we do not have critical audit matter to communicate.

OLAYINKA OYEBOLA & CO.

(Chartered Accountants)

Lagos, Nigeria

We have served as the Company’s auditor since 2023.

May 14, 2024

GROWTH STALK HOLDINGS, CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2023	2022
ASSETS
Current Assets:
Cash	$21,926	$32,337
Accounts receivable	20,912	780
Inventory	31,464	40,537
Prepaid expenses	10,512	21,277
Other current assets	2,123	244
Total current assets	86,937	95,173

Property and equipment, net	838,320	833,532
Total assets	$925,258	$928,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$53,879	$8,534
Accrued expenses	28,714	-
Accrued interest - related party	3,583
Related party payables	104,000	24,000
Line of credit	18,400	-
Convertible notes payable	57,000	-
Convertible notes payable - related party	50,000	-
Total current liabilities	315,577	32,534

Total liabilities	315,577	32,534

Stockholders’ Equity
Preferred stock series A voting; par value of $0.0001, 1 share issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	-	-
Preferred stock series B non-voting; $0.0001 par value; 1,610,000 authorized, issued, and outstanding as of December 31, 2023 and December 31, 2022, respectively	161	161
Common stock; $0.0001 par value; 50,000,000 shares authorized, 22,949,617 and 21,909,617 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	2,295	2,191
Additional paid-in capital	1,933,386	1,725,554
Accumulated deficit	(1,025,975)	(722,827)
Total Stockholders’ equity Growth Stalk	909,867	1,005,079
Noncontrolling interest	(300,187)	(108,908)
Total Stockholders’ Equity	609,680	896,171
Total liabilities and Stockholders’ Equity	$925,258	$928,705

See accompanying notes to unaudited condensed consolidated financial statements.

GROWTH STALK HOLDINGS, CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2023	2022
Net revenue	$583,337	$46,695
Cost of goods sold	404,205	76,718
Gross Profit	179,132	(30,023)

Operating expenses
Selling, general and administration	652,687	506,129
Total operating expenses	652,687	506,129

Loss from operations	(473,555)	(536,152)

Other income (expenses), net
Other income	-	39,820
Interest expense	(10,133)	(20,800)
Loss on investment	(10,741)	-
Total non-operating expenses	(20,874)	19,020

Net loss	$(494,429)	$(517,132)
Preferred B Dividend	-	-
Preferred A Dividend	-	-
Net loss attributable to non-controlling interest	(183,266)	(108,908)
Net loss attributable to Growth Stalk stockholders	$(311,163)	$(408,224)

Net income (loss) per share	(0.02)	(0.03)
Weighted-average shares outstanding	13,933,530	13,933,530

GROWTH STALK HOLDINGS, CORP

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2023 AND 2022.

	Preferred Stock A		Preferred Stock B		Common Stock		Additional Paid-in	Retained Earnings (Accumulated	Non-Controlling	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit)	Interest	Equity
Balance—December 31, 2021	1	$-	1,610,000	$161	16,970,000	$1,697	$1,232,103	$(314,603)	$-	$919,358
Shares issued for debt conversion					4,939,617	494	493,451	-		493,945
Net loss								(408,224)	(108,908)	(517,132)
Balance—December 31, 2022	1	$-	1,610,000	$161	21,909,617	$2,191	$1,725,554	$(722,827)	$(108,908)	$896,171

Common stock issued related to cash					1,040,000	104	207,896			208,000
Non-controlling interest								8,015	(8,015)	-
Other							(63)			(63)
Net loss								(311,163)	(183,266)	(494,429)
Balance—December 31, 2023	1	$-	1,610,000	$161	22,949,617	$2,295	$1,933,387	$(1,025,975)	$(300,189)	$609,680

GROWTH STALK HOLDINGS, CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2023	2022
CASH FLOW FROM OPERATING ACTIVITIES
Net loss (net of non-controlling interest)	$(494,429)	$(517,132)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,727	58,461
Bad debt expense - related party		85,132
Changes in operating assets and liabilities:
Accounts receivable	(20,132)	1,720
Interest receivable		(2,671)
Inventory	9,073	(40,537)
Prepaid expenses and other current assets	10,765	(18,777)
Other assets	1,704	(242)
Accounts payable and accrued expenses	74,060	24,182
Other current liabilities	18,401	-
Net cash used by operating activities	(328,831)	(409,864)
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(76,516)	(28,494)
Net cash used in investing activities	(76,516)	(28,494)
CASH FLOW FROM FINANCING ACTIVITIES
Related party loans	80,000	24,000
Borrowings on loans	107,000	441,950
Capital contributions pursuant to private placement	207,936	-
Net cash provided by financing activities	394,936	465,950

Change in cash	(10,411)	27,592
Cash—beginning of year	32,337	4,745
Cash—end of year	$21,926	$32,337

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$3,600	$-
Cash paid during the year for income taxes	$-	$-

See accompanying notes to unaudited combined financial statements

GOWTH STALK HOLDINGS, CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2023 and 2022

1. NATURE OF OPERATIONS AND GOING CONCERN

Growth Stalk Holdings Corp (the “Company”) is a group of four related entities through ownership and common management (Growth Stalk Holdings Corp; Phenogene LLC; Southbound Sunshine LLC; Growers Consulting & Supply LLC) which was established between July 2019 and October 2021 to assist cannabis companies to access the stock market, benefit from industry resources and provide administrative services, commercial real estate, and infrastructure leasing in the cannabis markets.

The Company operates, and invests in entities for use in the production, distribution and sales of cannabis and cannabis-infused products licensed under the laws of the states of Oklahoma. As of December 31, 2023, the Company has ownership of 3 state issued cannabis licenses including a license for cannabis cultivation, a license for cannabis processing, and a license for delivery.

The financial statements of Growth Stalk Group (which may be referred to as the “Company”, “we”, “us”, or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these consolidated financial statements. The Company has incurred significant operating losses since its inception. As of and for the year ended December 31, 2023, the Company had a net loss $494,429 and an accumulated deficit of $1,025,975. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Historically, the Company has raised capital through related party loans, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its revenues support its operations.

The Company continues to raise capital through the sale of equity or debt financing; however, there can be assurances the Company will be successful in doing so. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

While the recreational use of cannabis is legal under the laws of certain States, where the Company has and is working towards further finalizing the acquisition of entities or investment in entities that directly produce or sell cannabis, the use and possession of cannabis is illegal under United States Federal Law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the “ACT”). Cannabis is currently included under Schedule 1 of the Act, making it illegal to cultivate, sell or otherwise possess in the United States.

On January 4, 2018, the office of the Attorney General published a memo regarding cannabis enforcement that rescinds directives promulgated under former President Obama that eased federal enforcement. In a January 8, 2018 memo, Jefferson B. Sessions, then Attorney General of the United States, indicated enforcement decisions will be left up to the U.S. Attorney’s in their respective states clearly indicating that the burden is with “federal prosecutors deciding which cases to prosecute by weighing all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of federal prosecution, and the cumulative impact of particular crimes on the community.” Subsequently, in April 2018, former President Trump promised to support congressional efforts to protect states that have legalized the cultivation, sale and possession of cannabis; however, a bill has not yet been finalized in order to implement legislation that would, in effect, make clear the federal government cannot interfere with states that have voted to legalize cannabis. Further in December 2018, the U.S. Congress passed legislation, which the President signed on December 20, 2018, removing hemp from being included with Cannabis in Schedule I of the Act.

These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. Should the United States Federal Government choose to begin enforcement of the provisions under the “ACT”, the Company through its wholly owned subsidiaries could be prosecuted under the “ACT” and the Company may have to immediately cease operations and/or be liquidated upon its closing of the acquisition or investment in entities that engage directly in the production and or sale of cannabis.

Management believes that the Company has access to capital resources through potential issuances of debt or equity securities. However, if the Company is unable to raise additional capital, it may be required to curtail operations and take additional measures to reduce costs, including reducing its workforce, eliminating outside consultants, and reducing legal fees to conserve its cash in amounts sufficient to sustain operations and meet its obligations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP” or “U.S. GAAP”). The Company adopted the calendar year as its basis for reporting for the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income, and expenses. The most significant estimates included in these consolidated financial statements are those associated with the assumptions used to value equity instruments, valuation of its long-lived assets for impairment testing. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable given the circumstances that exist at the time the financial statements are prepared. Actual results may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Cash and Cash Equivalents

Cash and cash equivalents include all cash in banks. The Company’s cash is deposited in demand accounts at financial institutions that management believes are creditworthy. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of December 31, 2023, and December 31, 2022, the Company’s cash and cash equivalents did not exceeded FDIC insured limits.

Reclassifications

Certain amounts in the Company’s consolidated financial statements for prior periods have been reclassified to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods.

Principles of Consolidation

The Company’s policy is to consolidate all entities that it controls by ownership of a majority of the outstanding voting stock. In addition, the Company consolidates entities that meet the definition of a variable interest entity (“VIE”) for which it is the primary beneficiary. The primary beneficiary is the party who has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and who has an obligation to absorb losses of the entity or a right to receive benefits from the entity that could potentially be significant to the entity. For consolidated entities that are less than wholly owned, the third party’s holding of equity interest is presented as noncontrolling interests in the Company’s Consolidated Balance Sheets and Consolidated Statements of Changes in Stockholders’ Equity. The portion of net loss attributable to the noncontrolling interests is presented as net loss attributable to noncontrolling interests in the Company’s Consolidated Statements of Operations.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable is recorded at net realizable value or the amount that the Company expects to collect on gross customer trade receivables. The Company estimates losses on receivables based on known troubled accounts and historical experience of losses incurred. Receivables are considered impaired and written-off when it is probable that all contractual payments due will not be collected in accordance with the terms of the agreement. As of December 31, 2023, and December 31, 2022, the Company determined that no reserve was necessary.

Property and Equipment

Property and equipment is stated at cost. Normal repairs and maintenance costs are charged to earnings as incurred and additions and major improvements are capitalized. The cost of assets retired or otherwise disposed of and the related depreciation are eliminated from the accounts in the period of disposal and the resulting gain or loss is credited or charged to earnings.

Depreciation is computed over the estimated useful lives of the related asset type or term of the operating lease using the straight-line method for financial statement purposes. The estimated service lives for property and equipment are as follows:

Category	Useful Life
Buildings and improvements	20 years
Leasehold improvements	The lesser of 15 years or the remaining term of the lease
Vehicles	4 – 5 years
Machinery and equipment	3 – 6 years

Impairment of Long-lived Assets

Long-lived assets, such as property and equipment and identifiable intangibles with finite useful lives, are periodically evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company looks for indicators of a triggering event for asset impairment and pays special attention to any adverse change in the extent or manner in which the asset is being used or in its physical condition. Assets are grouped and evaluated for impairment at the lowest level of which there are identifiable cash flows, which is generally at a location level. Assets are reviewed using factors including, but not limited to, future operating plans and projected cash flows. The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to the assets, compared to the carrying value of the assets. If the sum of the undiscounted future cash flows of the assets does not exceed the carrying value of the assets, full or partial impairment may exist. If the asset carrying amount exceeds its fair value, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined using an income approach, which requires discounting the estimated future cash flows associated with the asset.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in the statement of operations. If the conversion feature does not require recognition of a bifurcated derivative, the convertible debt instrument is evaluated for consideration of any beneficial conversion feature (“BCF”) requiring separate recognition. When the Company records a BCF, the intrinsic value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid-in capital) and amortized to interest expense over the life of the debt.

Income Taxes

Growth Stalk Group is comprised by four different entities.

The provision for income taxes is determined in accordance with ASC 740, “Income Taxes”. The Company files a consolidated United States federal income tax return. The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expense are expected to be settled in our income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes uncertain tax positions based on a benefit recognition model. Provided that the tax position is deemed more likely than not of being sustained, the Company recognizes the largest amount of tax benefit that is greater than 50.0% likely of being ultimately realized upon settlement. The tax position is derecognized when it is no longer more likely than not of being sustained. The Company classifies income tax related interest and penalties as interest expense and selling, general and administrative expense, respectively, on the consolidated statements of operations.

In December 2017, the Tax Cuts and Jobs Act (TCJA or the Act) was enacted, which significantly changes U.S. tax law. In accordance with ASC 740, “Income Taxes”, the Company is required to account for the new requirements in the period that includes the date of enactment. The Act reduced the overall corporate income tax rate to 21.0%, created a territorial tax system (with a one-time mandatory transition tax on previously deferred foreign earnings), broadened the tax base and allowed for the immediate capital expensing of certain qualified property.

Prior to December 2022, Phenogene LLC, Southbound Sunshine LLC and Growers Consulting & Supply LLC were taxed as a Limited Liability Company (LLC). Under these provisions, these entities do not pay federal corporate income taxes on its taxable income. Instead, the shareholders were liable for individual federal and state income taxes on their respective shares of the entity’s taxable income. The entities have filed all its tax returns from inception through December 31, 2022, as an LLC. As of the date of these financial statements the Company is not yet subject to tax examination by the Internal Revenue Service or state regulatory agencies.

For the period ended December 31, 2023, Growth Stalk Holdings Corporation changed its tax status from that of an LLC taxed as a partnership to a C corporation for income tax purposes. Subsequent to this change in tax status, the Company now accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The entity records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The entity records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the entity recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The entity recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense. As of the date of the conversion and December 31, 2023, the Company recognized a 100% valuation allowance on all net deferred tax assets of the combined entities.

Inventory

Inventory is stated at the lower of cost or net realizable value using the FIFO method. Inventory is replaced periodically to maintain the optimum stock on hand available for immediate shipment. The Company assesses whether an inventory reserve is necessary at the end of each fiscal period. For the years ended December 31, 2023 and 2022 no inventory reserve was deemed necessary.

Revenue Recognition

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (Topic 606), the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Revenue for the Company’s product sales has not been adjusted for the effects of a financing component as the Company expects, at contract inception, that the period between when the Company’s transfers control of the product and when the Company receives payment will be one year or less. Product shipping and handling costs are included in cost of product sales.

The following policies reflect specific criteria for the various revenue streams of the Company:

Cannabis Dispensary, Cultivation and Production

Revenue is recognized upon transfer of retail merchandise to the customer upon sale transaction, at which time its performance obligation is complete. Revenue is recognized upon delivery of product to the wholesale customer, at which time the Company’s performance obligation is complete. Terms are generally between cash on delivery to 30 days for the Company’s wholesale customers.

The Company’s sales environment is somewhat unique, in that once the product is sold to the customer (retail) or delivered (wholesale) there are essentially no returns allowed or warranty available to the customer under the various state laws.

Delivery

1)	Identify the contract with a customer

The Company sells retail products directly to customers. In these sales there is no formal contract with the customer. These sales have commercial substance and there are no issues with collectability as the customer pays the cost of the goods at the time of purchase or delivery.

2)	Identify the performance obligations in the contract

The Company sells its products directly to consumers. In this case these sales represent a performance obligation with the sales and any necessary deliveries of those products.

3)	Determine the transaction price

The sales that are done directly to the customer have no variable consideration or financing component. The transaction price is the cost that those goods are being sold for plus any additional delivery costs.

4)	Allocate the transaction price to performance obligations in the contract

For the goods that the Company sells directly to customers, the transaction price is allocated between the cost of the goods and any delivery fees that may be incurred to deliver to the customer.

5)	Recognize revenue when or as the Company satisfies a performance obligation

For the sales of the Company’s own goods the performance obligation is complete once the customer has received the product.

Advertising and Promotion

The Company follows the policy of charging the cost of advertising to expense as incurred. Advertising expense was $29,511 and $6,779 for the years ended December 31, 2023, and 2022, respectively, which is included in selling, general and administrative expense.

Business Combinations

The Company applies the provisions of ASC 805 in the accounting for acquisitions. ASC 805 requires the Company to recognize separately from goodwill the assets acquired, and the liabilities assumed at their acquisition date fair values. Goodwill as of the acquisition date is measured as the excess of consideration transferred over the net of the acquisition date fair values of the assets acquired and the liabilities assumed. While the Company uses its best estimates and assumptions to accurately apply preliminary value to assets acquired and liabilities assumed at the acquisition date as well as contingent consideration, where applicable, these estimates are inherently uncertain and subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company records adjustments in the current period, rather than a revision to a prior period. Upon the conclusion of the measurement period or final determination of the values of the assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded in the consolidated statements of operations. Accounting for business combinations requires management to make significant estimates and assumptions, especially at the acquisition date, including estimates for intangible assets, contractual obligations assumed, restructuring liabilities, pre-acquisition contingencies, and contingent consideration, where applicable. Although the Company believes the assumptions and estimates made have been reasonable and appropriate, they are based in part on historical experience and information obtained from management of the acquired companies and are inherently uncertain. Unanticipated events and circumstances may occur that may affect the accuracy or validity of such assumptions, estimates, or actual results.

The Company’s policy is to consolidate all entities that it controls by ownership of a majority of the outstanding voting stock. In addition, the Company consolidates entities that meet the definition of a variable interest entity (“VIE”) for which it is the primary beneficiary. The primary beneficiary is the party who has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and who has an obligation to absorb losses of the entity or a right to receive benefits from the entity that could potentially be significant to the entity. For consolidated entities that are less than wholly owned, the third party’s holding of equity interest is presented as noncontrolling interests in the Company’s Consolidated Balance Sheets and Consolidated Statements of Changes in Stockholders’ Equity. The portion of net loss attributable to the noncontrolling interests is presented as net loss attributable to noncontrolling interests in the Company’s Consolidated Statements of Operations.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments included in current assets and current liabilities (such as cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of such instruments).

The inputs used to measure fair value are based on a hierarchy that prioritizes observable and unobservable inputs used in valuation techniques. These levels, in order of highest to lowest priority, are described below:

Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2—Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3—Unobservable inputs reflecting the Company’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Stock-based Compensation

The Company accounts for share-based payment awards exchanged for services at the estimated grant date fair value of the award. Stock options issued under the Company’s long-term incentive plans are granted with an exercise price equal to no less than the market price of the Company’s stock at the date of grant and expire up to ten years from the date of grant. These options generally vest on the grant date or over a one-year period.

The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model and the assumptions used in calculating the fair value of stock-based awards represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment.

Expected Term - The expected term of options represents the period that the Company’s stock-based awards are expected to be outstanding based on the simplified method, which is the half-life from vesting to the end of its contractual term.

Expected Volatility - The Company computes stock price volatility over expected terms based on its historical common stock trading prices.

Risk-Free Interest Rate - The Company bases the risk-free interest rate on the implied yield available on U. S. Treasury zero-coupon issues with an equivalent remaining term.

Expected Dividend - The Company has never declared or paid any cash dividends on its common shares and does not plan to pay cash dividends in the foreseeable future, and, therefore, uses an expected dividend yield of zero in its valuation models.

Recently Issued and Adopted Accounting Pronouncements

In February 2019, FASB issued ASU No. 2019-02, Leases, that requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for non-public entities will be effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, and early application is permitted As of December 31, 2023, no financial impact was recorded.

In August 2019, amendments to existing accounting guidance were issued through Accounting Standards Update 2019-15 to clarify the accounting for implementation costs for cloud computing arrangements. The amendments specify that existing guidance for capitalizing implementation costs incurred to develop or obtain internal-use software also applies to implementation costs incurred in a hosting arrangement that is a service contract. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, and early application is permitted. The standard implementation did not have a material impact.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods beginning after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

3. PROPERTY AND EQUIPMENT

As of December 31, 2023, and December 31, 2022, property and equipment consist of:

	December 31, 2023	December 31, 2022
Buildings	$600,000	$600,000
Buildings Improvements	106,516	102,401
Computers	1,600	-
Furniture and Fixtures	44,320	-
Equipment	202,836	176,356
Leasehold	3,252	3,252
Vehicles	67,860	67,860
Property and Equipment, at Cost	1,026,384	949,869
Accumulated depreciation	(188,064)	(116,338)
Property and Equipment, Net	$838,320	$833,532

Depreciation expenses were approximately $71,727 and $58,461 for the years ended December 31, 2023, and 2022, respectively. Depreciation expense is included in general and administrative expenses.

4. CONSOLIDATED ASSET ACQUISITIONS

Acquisition of Phenogene, LLC

Growth Stalk Holdings Corp completed a Share Acquisition Agreement with Phenogene, LLC, a Wyoming Limited Liability Company (“Phenogene”) on March 16, 2022 that owns a cannabis cultivation facility in Seminole, Oklahoma, providing for the Seller in the transaction, Joseph Babiak, selling 100% of Phenogene’s membership units to us in return for our payment of 12,750,000 Common Stock Shares to the Seller, Joseph Babiak (the “Phenogene Acquisition”). At the time of the March 16, 2022 Phenogene acquisition, Joseph Babiak was (and continues to be) our Chief Executive Officer/Majority Shareholder and the then owner of 100% of Phenogene’s membership units; accordingly, the Phenogene Acquisition is a related party transaction. Business acquisition accounting including fair value accounting does not apply.

Acquisition of Southbound Sunshine, LLC

Growth Stalk Holdings Corp completed a Share Acquisition Agreement with Southbound Sunshine, LLC, an Oklahoma Limited Liability Company (“Southbound”) on March 16, 2022 that holds an Oklahoma cannabis grower’s license and an Oklahoma medical cannabis processor’s license, providing for the Seller in the transaction, Joseph Babiak, selling 25% of Southbound’s membership units to us in return for our payment of 3,500,000 Common Stock Shares to the Seller, Joseph Babiak (the “Southbound Acquisition”). At the time of the March 16, 2022 Southbound Acquisition, Joseph Babiak was (and continues to be) our Chief Executive Officer/Majority Shareholder and the then holder of 25% of the Southbound’s membership units; accordingly, the Southbound Acquisition is a related party transaction. The entity was consolidated under variable interest entity accounting.

Acquisition of Growers Consulting and Supply, LLC

Growth Stalk Holdings Corp completed a Share Acquisition Agreement with Growers Consulting & Supply, a Florida Limited Liability Company (“Growers”), on March 17, 2022 a startup operation that owns cannabis cultivation equipment, providing for the Seller in the transaction, David DiCiocco, selling 99 % of the membership units of Growers to us in return for our payment of 720,000 shares of the Company to the Seller, David DiCiocco (the “Growers Acquisition”). Growers’ operating agreement states the level in which decisions are made. At the acquisition date, the Seller, David DiCiocco held the Growers’ membership units, and Joseph Babiak, the major shareholder and control person of the buyer, Growth Stalk Holdings Corp, was (and continue to be) a CEO of Growers and his wife, Miho Babiak, the secretary of Growth Stalk Holdings Corp was (and continue to be) an administrator and manages accounting of Growers. Business acquisition accounting including fair value accounting does not apply. The Acquisition was under common control and was accounted for as a related party transaction. The entity was consolidated under variable interest entity accounting.

Acquisition of Heady House, LLC

On January 5, 2023, Growth Stalk Holdings Corp entered into a joint venture with an Oklahoma Limited Liability Company, Heady House, LLC (“Heady House”). The joint venture is a company that hosts an e-commerce website for apparel for the Company’s brands. Heady House, is 50% owned by Growth Stalk Holdings Corp and 50% owned by Hash RX, LLC. The Company’s Chief Executive Officer along with the Company’s staff and manager of Heady House make up the infrastructure of the joint venture. The consideration of the Company’s 50% ownership interest was $10,000, which was tendered as an investment. The entity was consolidated under variable interest entity accounting.

5. CAPITALIZATION AND EQUITY TRANSACTIONS

Stockholders’ Equity

Preferred shares

Growth Stalk Holdings Corp is authorized to issue 5,000,000 shares of Preferred Stock, of which 1 share is designated as Preferred A with a par value of $0.0001; and 1,610,000 are designated as Preferred B with a par value of $0.0001. The remaining authorized preferred stock is undesignated.

The Company issued 1 share of Preferred A Stock. This one share represents the converted membership interest in Growth Stalk Holdings, LLC.

During the year ended December 31, 2021, the Company issued 1,610,000 shares of preferred, non-voting, series B shares with a par value of $0.0001for $805,000 in cash. The preferred B shares have dividend rights (90% of the rents) and a lien to enforce liquidation preference up to $805,000 including but not limited the right to retake the property located at 11991 N. Highway 99, Seminole Oklahoma.

Common shares

Growth Stalk Holdings Corp. is authorized to issue 500,000,000 shares of common shares with a par value of $0.0001

At the inception of Growth Stalk Holdings, Corp., the founders of the Company issued 16,970,000 shares as founders shares for the acquisition of the related party Company’s. These shares were issued to the founders at $0 value.

During the year ended December 31, 2022, the Company issued a total of 4,939,617 common shares for the conversion of notes payable and accrued interest in the amount of $493,945.

During the period ended June 30, 2023, 1,040,000 common shares have been issued for cash receipts totaling $208,000.

6. DEBT

Convertible Notes Payable

As of December 31, 2023, the Company had convertible debt outstanding of $107,000.

Between 7% and 10% imputed interest of $1,558 was recorded. Since there is a 12-month maturity date set, the notes were classified as

Opening Balance	$-

Borrowings	$82,000	Growth Stalk
Interest Rate	10%
Term	1 year
Repayments	-
Ending balance, December 31, 2023	$82,000

Borrowings	$25,000	Phenogene
Interest Rate	7%
Term	1 year
Repayments	-
Ending balance, December 31, 2023	$25,000

Total ending balance, December 31, 2023	$107,000

During the years ended December 31, 2023 and 2022, the Company issued convertible notes with the aggregate loan proceeds of $107,000 and $0 respectively. The notes have a one-year term and an interest rate of 10% per annum. The notes are convertible at the time the Company becomes publicly traded at a discounted rate of 50% of the closing bid price on the day immediately prior to conversion. As the notes were not convertible at issuance, no derivative accounting was applied. During the year ended December 31, 2022, the Company settled 100% of principal and accrued interest in the amount of $472,950 and $20,995, respectively, with the holders at a price of $0.10 per share. As the Company is not yet publicly traded and has not sold any shares to unrelated parties directly, the settlement of the notes for $0.10 per share is the best evidence of fair value and therefore, no additional gain or loss was recorded upon conversion of the notes.

The Company recorded interest expense of $6,550 and $20,800 for the years ended December 31, 2023 and 2022, respectively.

7. RELATED PARTIES

The below table summarized related party receivables and payables as of December 31, 2023, and December 31, 2022.

	December 31, 2023	December 31, 2022
Related party note receivables:
Related party	$-	$-

Related party payables:
Related party - current portion	$104,000	$24,000
Related party - long term	-	-
	$104,000	$24,000

The Company entered into a non-interest bearing related party loans during the years ended December 31, 2023 and 2022 in the amounts of $104,000 and $24,000 with a one year term.

8. COMMITMENTS AND CONTINGENCIES

Contingencies

The Company’s operations are subject to a variety of local and state regulations. Failure to comply with one or more of those regulations could result in fines, restrictions on its operations, or losses of permits that could result in the Company ceasing operations.

Leases

The Company executed a real property lease on June 14, 2022, with a monthly base rent of $15,000, in Seminole, Oklahoma. The lease was renewed and has an option to renew the lease for one subsequent year at a 5% increase in the base rent.

The Company executed a real property sub-lease on May 1, 2023, with a monthly base rent of $1,700 in Seminole, Oklahoma. The lease has one year term.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2023, and December 31, 2022, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

9. NON-CONTROLLING INTEREST

Non-controlling interest in consolidated entity is as follows:

	As of December 31, 2022
	NCI Equity Share	Net Loss Attributable to NCI	NCI in Consolidated Entities	Non-Controlling Ownership %
Southbound Sunshine, LLC	$-	$(108,908)	$(108,908)	75.0%

	As of December 31, 2023
	NCI Equity Share	Net Loss Attributable to NCI	NCI in Consolidated Entities	Non-Controlling Ownership %
Southbound Sunshine, LLC	$(108,908)	$(176,333)	$(285,241)	75.0%
Heady House	$-	$(6,932)	$(14,945)	50.0%

10. SUBSEQUENT EVENTS

Subsequent to December 31, 2023, the Company recorded a loan in the amount of $5,000 from a related party at 8% interest with a one-year maturity date.

Subsequent to December 31, 2023, the Company’s CEO loaned the Company $11,300 with a one-year term. The loan bears no interest.

February, 2024 Southbound Sunshine, LLC entered into a Beverage Manufacturing Agreement with a thirdparty Washington Limited Liability Company. The agreement permits us to manufacture and distribute THC Beverages under their proprietary brand.

February, 2024, the Company procured a mortgage promissory note for $50,000 at 8% interest rate and a maturity date of July 05, 2029. The total note amount including interest is $51,494. As of the date of this filing, the note balance is $49,575.

February, 2024, the Company executed a line of credit for $50,000 at 8.5% interest with a maturity date of February 05, 2025. As of the date of this filing, the Company utilized $45,000 for working capital.

April 2024, the Company issued 133,750 common shares for the conversion of notes payable and accrued interest in the amount of $26,750.

Financial Statements

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of

Growth Stalk Group

Seminole, Oklahoma

Opinion

We have audited the accompanying combined balance sheet of Growth Stalk Group (the Company) as of December 31, 2021, and the related combined statements of operations, changes in shareholders’ equity, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying 2021 combined financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the combined financial statements, the Company has suffered recurring losses and negative cash flows from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The 2021 combined financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Restatement of 2021 Financial Statements

As discussed in Note 1 to the financial statements, the 2021 financial statements have been restated to correct certain misstatements.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor from 2020 to 2021.
Los Angeles, California

August 1, 2022, except for the effect of the restatement disclosed in Note 1, as to which the date is November 20, 2023

PCAOB ID 6580

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Growth Stalk Holdings Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Growth Stalk Holdings Corp. (the Company) as of December 31, 2022, and the related consolidated statement of operations, stockholders’ equity, and cash flows for the year ended December 31, 2022, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit, has generated net losses since its inception and further losses are anticipated. The Company requires additional funds to meet its obligations and the costs of its operations. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Hudgens CPA, PLLC

www.hudgenscpas.com

We have served as the Company’s auditor since 2023

Houston, Texas

November 20, 2023

GROWTH STALK HOLDINGS, CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2022	2021
		(Combined) (Restated)
ASSETS
Current Assets:
Cash	$32,337	$4,744
Accounts receivable - net	780	2,500
Inventory	40,537	-
Prepaid expenses	21,277	2,500
Other current assets	244	-
Related party note receivables	-	20,792
Total current assets	95,173	30,537

Related party note receivables - long term	-	111,011
Property and equipment, net	833,532	814,157
Total assets	$928,705	$955,705

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable and accrued interest	8,534	5,139
Related party payables	24,000	-
Notes payable	-	31,208
Total current liabilities	32,534	36,347

Total liabilities	32,534	36,347

Stockholders’ Equity
Preferred stock series A voting; par value of $0.0001, 1 share issued and outstanding	-	-
Preferred stock series B non-voting; $0.0001 par value; 1,610,000 authorized, issued, and outstanding liquidation preference as described in Footnote 5 Undesignated preferred stock $0.0001 par value; 3,389,999 authorized, non-issued as of December 31, 2022 and 2021.	161	161
Common stock; $0.0001 par value; 500,000,000 shares authorized, issued, and outstanding 21,909,617 shares	2,191	1,697
Additional paid-in capital	1,725,554	1,232,103
Accumulated deficit	(722,827)	(314,603)
Total Stockholders’ / Members’ equity Growth Stalk	1,005,079	919,358
Noncontrolling interest	(108,908)	-
Total Stockholders’ / Members’ Equity	896,171	919,358
Total liabilities and Stockholders’ / Members’ Equity	$928,705	$955,705

See accompanying notes to consolidated financial statements.

GROWTH STALK HOLDINGS, CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2022	2021
		(Combined) (Restated)
Net revenue	$46,695	$23,497
Cost of goods sold	76,178	455
Gross Profit	(30,023)	23,042

Operating expenses
Selling, general and administration	506,129	204,424
Total operating expenses	506,129	204,424

Loss from operations	(536,152)	(181,382)

Other income (expenses), net
Other income	39,820	-
Interest expense	(20,800)	(606)
Total non-operating expenses	19,020	(606)

Net income (loss)	$(517,132)	$(181,988)
Net (loss) income attributable to non-controlling interest	(108,908)	-
Net (loss) income attributable to Growth Stalk stockholders	$(408,224)	$(181,988)

Net income (loss) per share	$(0.03)	$0.00
Weighted-average shares outstanding	13,933,530	-

See accompanying notes to consolidated financial statements.

GROWTH STALK HOLDINGS, CORP.

CHANGES IN STOCKHOLDERS’ EQUITY

	Series A Preferred stock		Series B Preferred Stock		Common stock		Additional paid in	Accumulated	Non-Controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	deficit	Interest	Deficit
Balance December 31, 2020	1	$-	-	$-	16,970,000	$1,697	$360,135	$(132,615)	$-	$229,217

Capital contributions	-	-	-	-	-	-	67,129	-	-	67,129
Issuance of preferred stock to founders	-	-	1,610,000	161	-	-	804,839		-	805,000
Net loss	-	-	-		-	-	-	(181,988)	-	(181,988)
										-
Balance December 31, 2021	1	$-	1,610,000	$161	16,970,000	$1,697	$1,232,103	$(314,603)	$-	$919,358

Shares issued for conversion of debt	-	-	-	-	4,939,617	494	493,451	-	-	493,945
Net loss	-	-	-	-	-	-	-	(408,224)	(108,908)	(517,132)

Balance December 31, 2022	1	$-	1,610,000	$161	21,909,617	$2,191	$1,725,554	$(722,827)	$(108,908)	$896,171

See accompanying notes to consolidated financial statements.

GROWTH STALK HOLDINGS, CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
(USD $ in Dollars)	2022	2021
		Combined (Restated)
CASH FLOW FROM OPERATING ACTIVITIES
Net loss (net of non-controlling interest)	$(517,132)	$(181,988)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	58,461	41,005
Bad debt expense-related party	85,132	-
Changes in operating assets and liabilities:
Accounts receivable	1,720	1,500
Interest receivable	(2,671)	-
Inventory	(40,537)	-
Prepaid expenses and other current assets	(18,777)	(10,281)
Other assets	(242)	21,028
Related party note receivable	-	-
Accounts payable and accrued expenses	24,182	33,704
Net cash provided by operating activities	(409,864)	(95,032)
CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(28,494)	(785,964)
Net cash used in investing activities	(28,494)	(785,964)
CASH FLOW FROM FINANCING ACTIVITIES
Related party loans	24,000	-
Borrowings on loans	441,950	-
Issuance of preferred stock	-	161
Capital contributions pursuant to private placement	-	69,987
Capital distributions pursuant to private placement	-	(2,858)
Additional Paid in Capital	-	804,839
Net cash provided by financing activities	465,950	872,129

Change in cash	27,592	(8,867)
Cash—beginning of year	4,744	13,611
Cash—end of year	$32,337	$4,744

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$-	$606
Cash paid during the year for income taxes	$-	$-
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING TRANSACTIONS
Shares issued for conversion	$493,945	$-
Assets recovered from related party investment	$49,342	$-

See accompanying notes to consolidated financial statements

GROWTH STALK HOLDINGS, CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND GOING CONCERN

Growth Stalk Holdings Corp (the “Company”) is a group of four related entities through ownership and common management (Growth Stalk Holdings Corp; Phenogene LLC; Southbound Sunshine LLC; Growers Consulting & Supply LLC) which was established between July 2019 and October 2021 to assist cannabis companies to access the stock market, benefit from industry resources and provide administrative services, commercial real estate, and infrastructure leasing in the cannabis markets.

The Company operates, and invests in entities for use in the production, distribution and sales of cannabis and cannabis-infused products licensed under the laws of the states of Oklahoma. As of December 31, 2022, the Company has ownership of 3 state issued cannabis licenses including a license for cannabis cultivation, a license for cannabis processing, and a license for delivery.

The financial statements of Growth Stalk Group (which may be referred to as the “Company”, “we”, “us”, or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Restatement

The Company previously filed its combined financial statements for the years ended December 31, 2021 and 2020 with incorrect classifications within the consolidated statements of balance sheets, consolidated statements of changes in shareholders’ equity and consolidated statements of cash flows.

The consolidated financial statements have been restated to properly reflect the accurate disclosure of related party receivable and payable balances.

See below tables:

Combined Balance Sheets

As of December 31,	As Restated in Form 1A-POS on September 06, 2022			As of December 31,	As Restated in Form 1K on November 22, 2023
(USD $ in Dollars)	2021	Adjustments	Explanation	(USD $ in Dollars)	2021
	Restated				Combined (Restated)
ASSETS				ASSETS
Current Assets:				Current Assets:
Cash	$4,744			Cash	$4,744
Accounts receivable—net	2,500			Accounts receivable - net	2,500
Inventory				Inventory	-
Prepaid expenses	2,500			Prepaid expenses	2,500
Other current assets				Other current assets	-
Related party receivables	53,662	(32,869)	1	Related party note receivables	20,793
Total current assets	63,406	(32,869)		Total current assets	30,537

Related party receivables-long term	154,044	(43,033)	3	Related party note receivables - long term	111,011
Property and equipment, net	814,157			Property and equipment, net	814,157
Total assets	$1,031,607	$(75,902)		Total assets	$955,705

LIABILITIES AND EQUITY				LIABILITIES AND EQUITY
Current Liabilities:				Current Liabilities:
Accounts payable	5,139			Accounts payable and accrued interest	5,139
Taxes payable	-
Related party payables	837,869	(837,869)	1	Related party payables	-
Notes payable	31,208			Notes payable	31,208
Total current liabilities	874,216	(837,869)		Total current liabilities	36,347
Related party payables-long term	43,033	(43,033)	3		-
Total liabilities	917,249	(880,902)		Total liabilities	36,347

EQUITY				Stockholders’ Equity
Owner contributions	429,035	(429,035)	2		-
Preferred stock series A voting; par value of $0.0001, 1 share issued and outstanding	-			Preferred stock series A voting; par value of $0.0001, 1 share issued and outstanding	-
Preferred stock series B non-voting; $0.0001 par value; 1,610,000 authorized, issued, and outstanding liquidation preference as described in Footnote 5	-	161	1	Preferred stock series B non-voting; $0.0001 par value; 1,610,000 authorized, issued, and outstanding liquidation preference as described in Footnote 5	161.00
Undesignated preferred stock $0.0001 par value; 3,389,999 authorized, non-issued as of December 31, 2022 and 2021.	-		1	Undesignated preferred stock $0.0001 par value; 3,389,999 authorized, non-issued as of December 31, 2022 and 2021.
Common stock; $0.0001 par value; 500,000,000 shares authorized, issued, and outstanding 21,909,617 shares	-	1,697	2	Common stock; $0.0001 par value; 500,000,000 shares authorized, issued, and outstanding 21,909,617 shares	1,697
Additional paid-in capital		1,232,103	1 & 2	Additional paid-in capital	1,232,103
Retained earnings	(314,677)	74	2	Accumulated deficit	(314,603)
Total Stockholders’ / Members’ equity Growth Stalk	114,358	805,000		Total Stockholders’ / Members’ equity Growth Stalk	919,358
				Noncontrolling interest	-
Total equity	114,358	805,000		Total Stockholders’ / Members’ Equity	919,358
Total liabilities and equity	$1,031,607	$(75,902)		Total liabilities and Stockholders’ / Members’ Equity	$955,705

1	The Company reclassified $837,869 in Related party payables as a $32,869 reduction in Related party receivables and recorded the issuance of 1,610,000 shares of Preferred stock series B non-voting by recording $161 in Preferred stock series B non-voting, and $804,839 in Additional paid-in-capital.
2	The Company reclassified $429,035 of owners contributions by recording the issuance of 16,970,000 shares of common stock by recording 1,697 in Common stock, $427,264 in Additional paid-in-capital and $74 in a correction of accumulated deficit.
3	The Company reclassified $43,033 of Related party payables - long term debt to a reduction of $43,033 in Related party note receivables - long term.

Combined Statements of Changes in Equity

As Restated and Filed in Form 1A-POS on September 06, 2022

	Series A Preferred stock		Series B Preferred Stock		Common stock		Additional paid in	Members’	Accumulated	Non- Controlling	Total Members’	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Equity	deficit	Interest	Equity	Deficit
Balance — December 31, 2020								$361,906	$(132,689)		$229,217
Contributions								69,987	-		69,987
Distributions								(2,858)	-		(2,858)
Issuance of preferred stock to founders
Net loss									(181,988)		(181,988)
Balance — December 31, 2021								$429,035	$(314,677)		$114,358

	Adjustments	Adjustments	Explanation	Adjustments	Adjustments	Explanation	Adjustments	Adjustments	Explanation	Adjustments	Explanation	Adjustments	Explanation	Adjustments	Explanation	Adjustments	Explanation	Adjustments	Explanation
Balance December 31, 2020	1	-	4	-	-		16,970,000	1,697	2	360,135	1 & 2	(361,906)	2	74	2	(229,217)	5	229,217	5
Capital contributions				-	-					67,129	1 & 2	(69,987)	2	-		(69,987)	6	67,129	6
Distributions				-	-					-		2,858	2	-		2,858	6	-
Issuance of preferred stock to founders				1,610,000	161	1				804,839	1 & 2	-		-				805,000	1 & 2
Net loss																181,988	7	(181,988)	7
Balance December 31, 2021	1	$-		1,610,000	$161		16,970,000	$1,697		$1,232,103		$(429,035)		$74		$(114,358)		$919,358

As Restated and Filed on 1KA on December 12, 2023

	Series A Preferred Stock		Series B Preferred Stock		Common stock		Additional paid in	Members’	Accumulated	Non- Controlling	Total Members’	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Equity	deficit	Interest	Equity	Deficit
Balance December 31, 2020	1	$-	-	$-	16,970,000	$1,697	$360,135	$-	$(132,615)	$-	$-	$229,217
Capital contributions	-	-	-	-	-	-	67,129	-	-	-	-	67,129
Distributions								-			-
Issuance of preferred stock to founders	-	-	1,610,000	161	-	-	804,839	-	-	-	-	805,000
Net loss	-	-	-		-	-	-	-	(181,988)	-	-	(181,988)
Balance December 31, 2021	1	$-	1,610,000	$161	16,970,000	$1,697	$1,232,103	$-	$(314,603)	$-	$-	$919,358

1	The Company reclassified $837,869 in Related part payables as a $32,869 reduction in Related party note receivables and recorded the issuance of 1,610,000 shares of Preferred B stock by recording $161 in Preferred stock series B non-voting, and $804,839 in additional paid-in-capital.
2	The Company reclassified $429,035 of owners contributions by recording the issuance of 16,970,000 shares of common stock by recording 1,697 in Common stock, $427,264 in Additional paid-in-capital and $74 in a correction of accumulated deficit.
3	The Company reclassified $43,033 of Related party payables - long term debt to a reduction of $43,033 in related party note receivables - long term.
4	The Company recorded the issuance of 1 share of series A preferred stock pursuant founder’s share.
5	The Company reclassified the December 31, 2020 ending balance in members’ equity of $229,217 to total stockholders’ deficit.
6	The Company reclassified $69,987 of contributions and $2,858 of distributions to total stockholders’ deficit.
7	The Company reclassified $181,988 of members’ equity net loss to total stockholders’ deficit.

Combined Statements of Cash Flows

As of Year Ended December 31,	As Restated in Form 1A- POS Filed on September 06, 2022				As Restated in Form 1K Filed on November 22, 2023
(USD $ in Dollars)	2021	Adjustments	Explanation	(USD $ in Dollars)	2021
CASH FLOW FROM OPERATING ACTIVITIES	Restated			CASH FLOW FROM OPERATING ACTIVITIES
Net income	$(181,988)			Net loss (net of non-controlling interest)	$(181,988)
Adjustments to reconcile net income to net cash provided by operating activities:				Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,005			Depreciation and amortization	41,005
Debt discount and issuance amortization	-			Bad debt expense-related party	-
Provision for deferred income taxes	-			Provision for deferred income taxes	-
Changes in operating assets and liabilities:				Changes in operating assets and liabilities:
Accounts receivable	1,500			Accounts receivable	1,500
Interest receivable	-			Interest receivable	-
Inventory	-			Inventory	-
Prepaid expenses and other current assets	(43,150)	32,869	1	Prepaid expenses and other current assets	(10,281)
Other Assets	(22,005)	43,033	3	Other assets	21,028
Related party note receivable	-			Related party note receivable	-
Accounts payable and accrued expenses	33,704			Accounts payable and accrued expenses	33,704
Other long-term liabilities	-			Other long-term liabilities
Net cash provided by operating activities	(170,934)	$75,902		Net cash provided by operating activities	$(95,032)
CASH FLOW FROM INVESTING ACTIVITIES				CASH FLOW FROM INVESTING ACTIVITIES
Purchases of property and equipment	(785,964)			Purchases of property and equipment	(785,964)
Net cash used in investing activities	(785,964)			Net cash used in investing activities	(785,964)
CASH FLOW FROM FINANCING ACTIVITIES				CASH FLOW FROM FINANCING ACTIVITIES
Related Party Loans	880,902	(880,902)	1 & 3	Related party loans	-
Borrowings on loans				Borrowings on loans	-
Repayments on loans	-			Repayments on loans	-
Contributions	67,129	(67,129)	2	Contributions	-
Distributions	-			Distributions	-
Equity issuance costs	-			Equity issuance costs	-
Issuance of preferred stock	-	161	1	Issuance of preferred stock	161
Capital contributions pursuant to private placement	-	69,987	2	Capital contributions pursuant to private placement	69,987
Capital distributions pursuant to private placement	-	(2,858)	2	Capital distributions pursuant to private placement	(2,858)
Additional Paid in Capital	-	804,839	1	Additional Paid in Capital	804,839
Net cash provided by financing activities	948,031	$(75,902)		Net cash provided by financing activities	872,129

Change in cash	(8,867)			Change in cash	(8,867)
Cash—beginning of year	13,611			Cash—beginning of year	13,611
Cash—end of year	$4,744			Cash—end of year	$4,744

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION				SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for interest	$606			Cash paid during the year for interest	$606
Cash paid during the year for income taxes	$-			Cash paid during the year for income taxes	$-
				SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING TRANSACTIONS
OTHER NONCASH INVESTING AND FINANCING ACTIVITIES				Shares issued for conversion
Purchase of property and equipment not yet paid for				Assets recovered from related party investment

1	The Company reclassified $837,869 in Related party loans as a $32,869 reduction in Related party note receivables and recorded the issuance of 1,610,000 shares of Preferred B stock by recording $161 in Preferred stock series B non-voting, and $804,839 in Additional paid-in-capital.
2	The Company reclassified $67,129 of Contributions to $69,987 of Capital contributions pursuant to private placement and $2,858 of Capital distributions pursuant to private placement.
3	The Company reclassified $43,033 of Related party loans to a reduction of $43,033 in Other Assets.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these consolidated financial statements. The Company has incurred significant operating losses since its inception. As of and for the year ended December 31, 2022, the Company had a net loss $418,358 and an accumulated deficit of $557,670. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Historically, the Company has raised capital through related party loans, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to do so until its revenues support its operations.

The Company continues to raise capital through the sale of equity or debt financing; however, there can be assurances the Company will be successful in doing so. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

While the recreational use of cannabis is legal under the laws of certain States, where the Company has and is working towards discussing finalizing the acquisition of entities or investment in entities that directly produce or sell cannabis, the use and possession of cannabis is illegal under United States Federal Law for any purpose, by way of Title II of the Comprehensive Drug Abuse Prevention and Control Act of 1970, otherwise known as the Controlled Substances Act of 1970 (the “ACT”). Cannabis is currently included under Schedule 1 of the Act, making it illegal to cultivate, sell or otherwise possess in the United States.

On January 4, 2018, the office of the Attorney General published a memo regarding cannabis enforcement that rescinds directives promulgated under former President Obama that eased federal enforcement. In a January 8, 2018 memo, Jefferson B. Sessions, then Attorney General of the United States, indicated enforcement decisions will be left up to the U.S. Attorney’s in their respective states clearly indicating that the burden is with “federal prosecutors deciding which cases to prosecute by weighing all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of federal prosecution, and the cumulative impact of particular crimes on the community.” Subsequently, in April 2018, former President Trump promised to support congressional efforts to protect states that have legalized the cultivation, sale and possession of cannabis; however, a bill has not yet been finalized in order to implement legislation that would, in effect, make clear the federal government cannot interfere with states that have voted to legalize cannabis. Further in December 2018, the U.S. Congress passed legislation, which the President signed on December 20, 2018, removing hemp from being included with Cannabis in Schedule I of the Act.

These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. Should the United States Federal Government choose to begin enforcement of the provisions under the “ACT”, the Company through its wholly owned subsidiaries could be prosecuted under the “ACT” and the Company may have to immediately cease operations and/or be liquidated upon its closing of the acquisition or investment in entities that engage directly in the production and or sale of cannabis.

Management believes that the Company has access to capital resources through potential issuances of debt or equity securities. However, if the Company is unable to raise additional capital, it may be required to curtail operations and take additional measures to reduce costs, including reducing its workforce, eliminating outside consultants, and reducing legal fees to conserve its cash in amounts sufficient to sustain operations and meet its obligations. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (“GAAP” or “U.S. GAAP”). The Company adopted the calendar year as its basis for reporting for the consolidated financial statements.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, income, and expenses. The most significant estimates included in these consolidated financial statements are those associated with the assumptions used to value equity instruments, valuation of its long-lived assets for impairment testing. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable given the circumstances that exist at the time the financial statements are prepared. Actual results may differ materially and adversely from these estimates. To the extent there are material differences between the estimates and actual results, the Company’s future results of operations will be affected.

Cash and Cash Equivalents

Cash and cash equivalents include all cash in banks. The Company’s cash is deposited in demand accounts at financial institutions that management believes are creditworthy. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits. As of December 31, 2022, and December 31, 2021, the Company’s cash and cash equivalents did not exceeded FDIC insured limits.

Reclassifications

Certain amounts in the Company’s consolidated financial statements for prior periods have been reclassified to conform to the current period presentation. These reclassifications have not changed the results of operations of prior periods.

Principles of Consolidation

The Company’s policy is to consolidate all entities that it controls by ownership of a majority of the outstanding voting stock. In addition, the Company consolidates entities that meet the definition of a variable interest entity (“VIE”) for which it is the primary beneficiary. The primary beneficiary is the party who has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and who has an obligation to absorb losses of the entity or a right to receive benefits from the entity that could potentially be significant to the entity. For consolidated entities that are less than wholly owned, the third party’s holding of equity interest is presented as noncontrolling interests in the Company’s Consolidated Balance Sheets and Consolidated Statements of Changes in Stockholders’ Equity. The portion of net loss attributable to the noncontrolling interests is presented as net loss attributable to noncontrolling interests in the Company’s Consolidated Statements of Operations.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable is recorded at net realizable value or the amount that the Company expects to collect on gross customer trade receivables. The Company estimates losses on receivables based on known troubled accounts and historical experience of losses incurred. Receivables are considered impaired and written-off when it is probable that all contractual payments due will not be collected in accordance with the terms of the agreement. As of December 31, 2022, and December 31, 2021, the Company determined that no reserve was necessary.

Property and Equipment

Property and equipment is stated at cost. Normal repairs and maintenance costs are charged to earnings as incurred and additions and major improvements are capitalized. The cost of assets retired or otherwise disposed of and the related depreciation are eliminated from the accounts in the period of disposal and the resulting gain or loss is credited or charged to earnings.

Depreciation is computed over the estimated useful lives of the related asset type or term of the operating lease using the straight-line method for financial statement purposes. The estimated service lives for property and equipment are as follows:

Category	Useful Life
Buildings and improvements	20 years
Leasehold improvements	The lesser of 15 years or the remaining term of the lease
Vehicles	4 – 5 years
Machinery and equipment	3 – 6 years

Impairment of Long-lived Assets

Long-lived assets, such as property and equipment and identifiable intangibles with finite useful lives, are periodically evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company looks for indicators of a triggering event for asset impairment and pays special attention to any adverse change in the extent or manner in which the asset is being used or in its physical condition. Assets are grouped and evaluated for impairment at the lowest level of which there are identifiable cash flows, which is generally at a location level. Assets are reviewed using factors including, but not limited to, future operating plans and projected cash flows. The determination of whether impairment has occurred is based on an estimate of undiscounted future cash flows directly related to the assets, compared to the carrying value of the assets. If the sum of the undiscounted future cash flows of the assets does not exceed the carrying value of the assets, full or partial impairment may exist. If the asset carrying amount exceeds its fair value, an impairment charge is recognized in the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined using an income approach, which requires discounting the estimated future cash flows associated with the asset.

Embedded Conversion Features

The Company evaluates embedded conversion features within convertible debt to determine whether the embedded conversion feature(s) should be bifurcated from the host instrument and accounted for as a derivative at fair value with changes in fair value recorded in the statement of operations. If the conversion feature does not require recognition of a bifurcated derivative, the convertible debt instrument is evaluated for consideration of any beneficial conversion feature (“BCF”) requiring separate recognition. When the Company records a BCF, the intrinsic value of the BCF is recorded as a debt discount against the face amount of the respective debt instrument (offset to additional paid-in capital) and amortized to interest expense over the life of the debt.

Income Taxes

Growth Stalk Group is comprised by four different entities.

The provision for income taxes is determined in accordance with ASC 740, “Income Taxes”. The Company files a consolidated United States federal income tax return. The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expense are expected to be settled in our income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes uncertain tax positions based on a benefit recognition model. Provided that the tax position is deemed more likely than not of being sustained, the Company recognizes the largest amount of tax benefit that is greater than 50.0% likely of being ultimately realized upon settlement. The tax position is derecognized when it is no longer more likely than not of being sustained. The Company classifies income tax related interest and penalties as interest expense and selling, general and administrative expense, respectively, on the consolidated statements of operations.

In December 2017, the Tax Cuts and Jobs Act (TCJA or the Act) was enacted, which significantly changes U.S. tax law. In accordance with ASC 740, “Income Taxes”, the Company is required to account for the new requirements in the period that includes the date of enactment. The Act reduced the overall corporate income tax rate to 21.0%, created a territorial tax system (with a one-time mandatory transition tax on previously deferred foreign earnings), broadened the tax base and allowed for the immediate capital expensing of certain qualified property.

Prior to December 2022, Phenogene LLC, Southbound Sunshine LLC and Growers Consulting & Supply LLC were taxed as a Limited Liability Company (LLC). Under these provisions, these entities do not pay federal corporate income taxes on its taxable income. Instead, the shareholders were liable for individual federal and state income taxes on their respective shares of the entity’s taxable income. The entities have filed all its tax returns from inception through December 31, 2021, as an LLC. As of the date of these financial statements the Company is not yet subject to tax examination by the Internal Revenue Service or state regulatory agencies.

For the period ended December 31, 2022, Growth Stalk Holdings Corporation changed its tax status from that of an LLC taxed as a partnership to a C corporation for income tax purposes. Subsequent to this change in tax status, the Company now accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying values of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided on deferred tax assets if it is determined that it is more likely than not that the deferred tax asset will not be realized. The entity records interest, net of any applicable related income tax benefit, on potential income tax contingencies as a component of income tax expense. The entity records tax positions taken or expected to be taken in a tax return based upon the amount that is more likely than not to be realized or paid, including in connection with the resolution of any related appeals or other legal processes. Accordingly, the entity recognizes liabilities for certain unrecognized tax benefits based on the amounts that are more likely than not to be settled with the relevant taxing authority. The entity recognizes interest and/or penalties related to unrecognized tax benefits as a component of income tax expense. As of the date of the conversion and December 31, 2022, the Company recognized a 100% valuation allowance on all net deferred tax assets of the combined entities.

Inventory

Inventory is stated at the lower of cost or net realizable value using the FIFO method. Inventory is replaced periodically to maintain the optimum stock on hand available for immediate shipment. The Company assesses whether an inventory reserve is necessary at the end of each fiscal period. For the years ended December 31, 2022 and 2021 no inventory reserve was deemed necessary.

Revenue Recognition

The Company recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services. To determine revenue recognition for arrangements that an entity determines are within the scope of Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (Topic 606), the entity performs the following five steps: (i) identify the contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only applies the five-step model to contracts when it is probable that the entity will collect the consideration it is entitled to in exchange for the goods or services it transfers to the customer. At contract inception, once the contract is determined to be within the scope of Topic 606, the Company assesses the goods or services promised within each contract and determines those that are performance obligations and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

Revenue for the Company’s product sales has not been adjusted for the effects of a financing component as the Company expects, at contract inception, that the period between when the Company’s transfers control of the product and when the Company receives payment will be one year or less. Product shipping and handling costs are included in cost of product sales.

The following policies reflect specific criteria for the various revenue streams of the Company:

Cannabis Dispensary, Cultivation and Production

Revenue is recognized upon transfer of retail merchandise to the customer upon sale transaction, at which time its performance obligation is complete. Revenue is recognized upon delivery of product to the wholesale customer, at which time the Company’s performance obligation is complete. Terms are generally between cash on delivery to 30 days for the Company’s wholesale customers.

The Company’s sales environment is somewhat unique, in that once the product is sold to the customer (retail) or delivered (wholesale) there are essentially no returns allowed or warranty available to the customer under the various state laws.

Delivery

1)	Identify the contract with a customer

The Company sells retail products directly to customers. In these sales there is no formal contract with the customer. These sales have commercial substance and there are no issues with collectability as the customer pays the cost of the goods at the time of purchase or delivery.

2)	Identify the performance obligations in the contract

The Company sells its products directly to consumers. In this case these sales represent a performance obligation with the sales and any necessary deliveries of those products.

3)	Determine the transaction price

The sales that are done directly to the customer have no variable consideration or financing component. The transaction price is the cost that those goods are being sold for plus any additional delivery costs.

4)	Allocate the transaction price to performance obligations in the contract

For the goods that the Company sells directly to customers, the transaction price is allocated between the cost of the goods and any delivery fees that may be incurred to deliver to the customer.

5)	Recognize revenue when or as the Company satisfies a performance obligation

For the sales of the Company’s own goods the performance obligation is complete once the customer has received the product.

Advertising and Promotion

The Company follows the policy of charging the cost of advertising to expense as incurred. Advertising expense was $6,779 and $1,134 for the years ended December 31, 2022, and 2021, respectively, which is included in selling, general and administrative expense.

Fair Value of Financial Instruments

The carrying value of the Company’s financial instruments included in current assets and current liabilities (such as cash and cash equivalents, restricted cash and cash equivalents, accounts receivable, accounts payable and accrued expenses approximate fair value due to the short-term nature of such instruments).

The inputs used to measure fair value are based on a hierarchy that prioritizes observable and unobservable inputs used in valuation techniques. These levels, in order of highest to lowest priority, are described below:

Level 1—Quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical assets or liabilities.

Level 2—Observable prices that are based on inputs not quoted on active markets but corroborated by market data.

Level 3—Unobservable inputs reflecting the Company’s assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

Related parties

Parties are related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests.

Recently Issued and Adopted Accounting Pronouncements

In February 2019, FASB issued ASU No. 2019-02, Leases, that requires organizations that lease assets, referred to as “lessees”, to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2019-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for non-public entities will be effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, and early application is permitted As of December 31, 2022, no financial impact was recorded.

In August 2019, amendments to existing accounting guidance were issued through Accounting Standards Update 2019-15 to clarify the accounting for implementation costs for cloud computing arrangements. The amendments specify that existing guidance for capitalizing implementation costs incurred to develop or obtain internal-use software also applies to implementation costs incurred in a hosting arrangement that is a service contract. The guidance is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021, and early application is permitted. The standard implementation did not have a material impact.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our financial statements.

In August 2020, the FASB issued ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity’s own equity, and also improves and amends the related EPS guidance for both Subtopics. The ASU will be effective for annual reporting periods beginning after December 15, 2021 and interim periods within those annual periods and early adoption is permitted. We are currently evaluating the impact of the new guidance on our consolidated financial statements.

3. PROPERTY AND EQUIPMENT

As of December 31, 2022, and December 31, 2021, property and equipment consist of:

	December 31, 2022	December 31, 2021
Buildings	$600,000	$600,000
Buildings Improvements	102,401	102,401
Equipment	176,357	98,521
Leasehold	3,252	3,252
Vehicles	67,860	67,861
Property and Equipment, at Cost	949,870	872,035
Accumulated depreciation	(116,338)	(57,879)
Property and Equipment, Net	$833,532	$814,157

Depreciation expenses were approximately $58,461 and $41,005 for the years ended December 31, 2022, and 2021, respectively. Depreciation expense is included in general and administrative expenses.

4. CONSOLIDATED ASSET ACQUISITIONS

Acquisition of Phenogene, LLC

At the time of inception Growth Stalk Holdings Corp agreed to a Share Acquisition Agreement with Phenogene, LLC, a Wyoming Limited Liability Company (“Phenogene”) a startup operation that owns a cannabis cultivation and processing facility in Seminole, Oklahoma, providing for the Seller in the transaction, Joseph Babiak, selling 100% of Phenogene’s membership units to us as the Buyer in return for our payment of 12,750,000 shares of the Company to the Seller, Joseph Babiak (the “Phenogene Acquisition”). At the time of the Phenogene Acquisition, Joseph Babiak was our Chief Executive Officer/Majority Shareholder and owned all of Phenogene’s Membership Units; therefore, the Phenogene Acquisition was under common control and the transaction was accounted for as a related party transaction. The entity was consolidated under variable interest entity accounting. Business acquisition accounting including fair value accounting does not apply and the shares were treated as founders’ shares issued at $0 value. The share acquisition agreement is dated on March 16, 2022.

Acquisition of Southbound Sunshine, LLC

At the time of inception, the founders of Growth Stalk Holdings Corp agreed to a Share Acquisition Agreement with Southbound Sunshine, LLC, an Oklahoma Limited Liability Company (“Southbound”), a startup operation that holds an Oklahoma cannabis grower’s license and an Oklahoma medical cannabis processor’s license, providing for the Seller in the transaction, Joseph Babiak, selling 25% of the membership units of Southbound to us in return for our payment of 3,500,000 shares of the Company to the Seller, Joseph Babiak (the “Southbound Acquisition”). At the time of the Southbound Acquisition, Joseph Babiak was our Chief Executive Officer/Majority Shareholder and 25% holder of Southbound’s membership units; therefore, the Southbound Acquisition is a related party transaction and the shares were treated as founders’ shares issued at $0 value. The entity was consolidated under variable interest entity accounting. The share acquisition agreement is dated on March 16, 2022. Seventy-five percent ($108,908) of the Company’s net loss ($145,211) for the year ended December 31, 2022 was recorded as non-controlling interest expense.

Acquisition of Growers Consulting & Supply, LLC

At the time of inception, the founders of Growth Stalk Holdings Corp agreed to a Share Acquisition Agreement with Growers Consulting Supply, a Florida Limited Liability Company (“Growers”), a startup operation that owns cannabis cultivation equipment, providing for the Seller in the transaction, David DiCiocco, selling 99 % of the membership units of Growers to us in return for our payment of 720,000 shares of the Company to the Seller, David DiCiocco (the “Growers Acquisition”). Growers’ operating agreement states the level in which decisions are made. At the acquisition date, the Seller, David DiCiocco held the Growers’ membership units, and Joseph Babiak, the major shareholder and control person of the buyer, Growth Stalk Holdings Corp, was (and continue to be) a CEO of Growers and his wife, Miho Babiak, the secretary of Growth Stalk Holdings Corp was (and continue to be) an administrator and manages accounting of Growers. Business acquisition accounting including fair value accounting does not apply. The Acquisition was under common control and was accounted for as a related party transaction. The entity was consolidated under variable interest entity accounting. Business acquisition accounting including fair value accounting does not apply and the shares were treated as founders’ shares issued at $0 value. The share acquisition agreement is dated on March 17, 2022.

5. CAPITALIZATION AND EQUITY TRANSACTIONS

Stockholders’ Equity

Preferred shares

Growth Stalk Holdings Corp. is authorized to issue 1 share of preferred stock series A voting with a par value of $0.0001. This one share represents the converted membership interest in Growth Stalk Holdings, LLC.

In fiscal year ended December 31, 2021, the Company issued 1,610,000 shares of Preferred B Stock for $805,000 in cash and recorded $161 in Preferred B shares and recorded $804,839 in additional paid-in-capital. The Preferred B Shares have dividend rights (90% of the rents) and the lien to enforce liquidation preference up to $805,000 including but not limited the right to retake the property located at 11991 N. Highway 99, Seminole, Oklahoma.

Common shares

At inception of Growth Stalk Holdings Corp., the founders of the Company issued 16,970,000 shares as founders shares for the acquisitions of the related party Company’s. As these were shares issued to the founders, the shares were issued at $0 value.

During the year ended December 31, 2022, the Company issued a total of 4,939,617 common shares for the conversion of notes payable and accrued interest in the amount of $493,945.

6. DEBT

Convertible Notes Payable

During the years ended December 31, 2022 and 2021, the Company issued convertible notes with the aggregate loan proceeds of $441,950 and $31,000 respectively. The notes have a one-year term and an interest rate of 10% per annum. The notes are convertible at the time the Company becomes publicly traded at a discounted rate of 50% of the closing bid price on the day immediately prior to conversion. As the notes were not convertible at issuance, no derivative accounting was applied. During the year ended December 31, 2022, the Company settled 100% of principal and accrued interest in the amount of $472,950 and $20,995, respectively, with the holders at a price of $0.10 per share. As the Company is not yet publicly traded and has not sold any shares to unrelated parties directly, the settlement of the notes for $0.10 per share is the best evidence of fair value and therefore, no additional gain or loss was recorded upon conversion of the notes.

The Company recorded interest expense of $20,800 and $208 for the years ended December 31, 2022 and 2021, respectively.

7. RELATED PARTIES

On October 1, 2022, Growers Consulting & Supply, LLC (“Growers”) had a Related Party Notes Receivables balance of $134,474 with Help Tech, LLC, including accrued interests. Of this amount, $85,132 became uncollectible. This situation arose partly because Help Tech was involved in building a farm at a different location, where most of the construction material used was unrecoverable, leading to financial constraints. To mitigate the loss, Growers recouped $6,551 in supplies and $42,792 in fixed assets. Steven Earley, the owner of Help Tech, also holds a 75% membership interest in Southbound Sunshine, LLC.

On December 14, 2022, Joseph Babiak is the Director, president, CEO of the company loaned the Company $24,000 with a one-year term The loan bears no interest.

8. COMMITMENTS AND CONTINGENCIES

Contingencies

As noted earlier in Note 1, the Company, engages in a business that constitutes an illegal act under the laws of the United States Federal Government. This raises several possible issues which may impact the Company’s overall operations, not the least of which are related to traditional banking and other key operational risks. Since cannabis remains illegal on the federal level, and most traditional banks are federally insured, those financial institutions will not service cannabis businesses. In states where medical or recreational marijuana is legal, dispensary owners, manufacturers, and anybody who “touches the plant,” continue to face a host of operational hurdles. While local, state-chartered banks and credit unions now accept cannabis commerce, there remains a reluctance by traditional banks to do business with them. Aside from a huge inconvenience and the need to find creative ways to manage financial flow, payroll logistics, and payment of taxes, his also poses tremendous risks to controls as a result of operating a lucrative business in cash. This lack of access to traditional banking may inhibit industry growth. For the year ended December 31, 2022, the Company’s has accounts with an Oklahoma regional bank.

Despite the uncertainties surrounding the Federal government’s position on legalized marijuana, the Company does not believe these risks will have a substantive impact on its planned operations in the near term.

Litigation and Claims

From time to time, the Company may be involved in litigation relating to claims arising out of operations in the normal course of business. As of December 31, 2022, and December 31, 2021, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the results of the Company’s operations.

9. SUBSEQUENT EVENTS

Between December 31, 2022 and November 17, 2023, the Company issued convertible notes in the total amount of $82,000 bearing 10% interest per annum, maturity date of 6 months and the Company issued a convertible note in the amount of $25,000 bearing 7% interest per annum, maturity date of 12 months.

In August 2023, the Company executed a Purchase and Sale of Future Receivables and was advanced $10,000 in exchange for repayment of the purchase amount of $13,750. The terms include interest of 3.53% of the Company’s future receivables until the purchase amount of $13,750 is repaid.

In September 2023, the Company executed a Purchase and Sale of Future Receivables and was advanced $18,000 in exchange for repayment of the purchase amount of $24,750. The terms include interest of 6.85% of the Company’s future receivables until the purchase amount of $24,750 is repaid.

PART III - EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description
2.1A*	Articles of Incorporation (previously filed as Exhibit 2A on 4/1/22 in Form 1-A) and Amended Articles of Incorporation (previously filed as Exhibit 3 on 12/12/23 in Form 1-KA)
2.2B*	By-Laws (previously filed as Exhibit 2B on 4/1/22 in Form 1-A)
10.0**	Subscription Agreement
10.1**	Article of Organization of Heady House, LLC
10.2**	Share Acquisitions Agreement with Phenogene, LLC
10.3**	Share Acquisitions Agreement with Southbound Sunshine, LLC
10.4**	Share Acquisitions Agreement with Growers Consulting & Supply, LLC
10.5**	Amended and Restated Joint Venture Agreement with Hash RX, LLC
11.2**	Consent of OLAYINKA OYEBOLA & CO
12.1**	Opinion of Frederick M. Lehrer, P.A.

*	Previously filed
**	Filed herein

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A Post Qualification, and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, on June 12, 2024.

Growth Stalk Holdings Corp.

By:	/s/ Joseph Babiak
Joseph Babiak
Principal Executive Officer/Chief Financial Officer and Director
Dated: June 12, 2024

This Offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Joseph Babiak
Joseph Babiak Principal Executive Officer/Chief Financial Officer and Director Dated: June 12, 2024

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Joseph Babiak
Joseph Babiak
Principal Executive Officer/Chief Financial Officer and Director Dated: June 12, 2024